UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ⊠ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Enova International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

175 West Jackson Blvd.

Chicago, Illinois 60604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD May 13, 2026

The 2026 Annual Meeting of Stockholders (Annual Meeting) of Enova International, Inc. (we, us, our, Enova or the Company) will be held at 175 West Jackson Blvd., Chicago, Illinois 60604 on the 22nd Floor, Jackson 2 Meeting Room, on Wednesday, May 13, 2026 at 9:00 a.m., Central Time, to vote on the following matters:

Proposal 1:	the election of eleven members of our Board of Directors for a one-year term to expire at the 2027 Annual Meeting of Stockholders;
Proposal 2:	a non-binding advisory vote to approve the compensation paid to the Company’s named executive officers; and
Proposal 3:	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

and to transact any other business that may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting.

The accompanying proxy statement provides information about the matters you will be asked to consider and vote on at the Annual Meeting.

Our Board of Directors has fixed the close of business on March 20, 2026 as the record date for determining holders of record of our common stock, par value $0.00001 per share (Common Stock), entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials on the Internet. As a result, we are mailing a notice to our stockholders instead of a printed copy of the proxy statement and our 2025 annual report. The notice provides instructions on how to access these materials on the Internet and how to obtain printed copies.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, our Board of Directors asks that you vote as soon as possible. You may vote by proxy on the Internet, via toll-free telephone number or, if you received a proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Your vote is important and all stockholders are encouraged to attend the Annual Meeting and vote in person or by proxy.

Thank you for your support and continued interest in our Company.

By Order of the Board of Directors:

Steven Cunningham

Chief Executive Officer

Chicago, Illinois

April 2, 2026

ENOVA INTERNATIONAL, INC.

2026 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

175 West Jackson Blvd.

Chicago, Illinois 60604

PROXY STATEMENT

FOR

2026 ANNUAL MEETING OF STOCKHOLDERS

General Information

We are furnishing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors (Board) for use at our 2026 Annual Meeting of Stockholders (Annual Meeting), to be held at 175 West Jackson Blvd., Chicago, Illinois 60604 on the 22nd Floor, Jackson 2 Meeting Room, at 9:00 a.m., Central Time, on Wednesday, May 13, 2026, and at any reconvened meeting following any adjournment or postponement of the Annual Meeting. Our telephone number is (312) 568-4200, and our mailing address is 175 West Jackson Blvd., Suite 600, Chicago, Illinois 60604. Our website address is www.enova.com. Information on our website is not a part of this proxy statement. When used in this proxy statement, the terms we, us, our, the Company or Enova refer to Enova International, Inc. and, unless the context requires otherwise, its subsidiaries.

We began mailing the Notice of Internet Availability of Proxy Materials (Notice) to the record holders of our common stock, par value $0.00001 per share (Common Stock), on or about April 2, 2026.

The Company’s annual report to stockholders (Annual Report) for the fiscal year ended December 31, 2025 (fiscal year 2025), which includes the Company’s 2025 audited consolidated financial statements, is a part of our proxy materials being made available to you.

Questions and Answers

Why did I receive these materials?

These materials are being provided to you in connection with our Board’s solicitation of proxies for use at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and to vote in person or by proxy on the proposals described in this proxy statement.

What is included in the proxy materials?

The proxy materials include:

•
the Notice of Annual Meeting of Stockholders;
•
this proxy statement (including a proxy card or voting instruction card, as applicable); and
•
our Annual Report.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we are making our proxy materials available to stockholders electronically on the Internet. On or about April 2, 2026, we began mailing the Notice to stockholders as of the record date. Holders of our Common Stock will be able to access the proxy materials on the Internet at www.proxyvote.com or request printed copies of the proxy materials. Instructions on how to access the proxy materials on the Internet or request a printed copy are found in the Notice. We believe this electronic process will expedite your receipt of the proxy materials and reduce the cost and environmental impact of the Annual Meeting. We also encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Computershare Trust Company, N.A., at (800) 884‑4225 or at www.computershare.com/contactus.

What am I voting on?

Our Board is soliciting your vote for:

Proposal 1: the election of eleven members of our Board named in this proxy statement for a one-year term to expire at the 2027 Annual Meeting of Stockholders;

Proposal 2: a non-binding advisory vote to approve the compensation paid to the Company’s named executive officers as disclosed in this proxy statement; and

Proposal 3: ratification of the appointment of Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (fiscal year 2026).

What are the Board’s voting recommendations?

Our Board recommends you vote:

•
FOR the election of the eleven directors for a one-year term to expire at the 2027 Annual Meeting of Stockholders (Proposal 1);
•
FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers (Proposal 2); and
•
FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2026 (Proposal 3).

How can I get electronic access to the proxy materials?

The Notice provides you with instructions on how to view the proxy materials for the Annual Meeting on the Internet. The website on which you can view our proxy materials will also allow you to elect to receive future proxy materials electronically by email, which will save us the cost of printing and mailing materials to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

Who is entitled to vote at the Annual Meeting?

Only holders of our Common Stock as of the close of business on March 20, 2026 (record date) are entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting.

How many votes do I have?

On the record date, there were 24,945,366 shares of Common Stock (exclusive of treasury shares) outstanding. Each stockholder is entitled to one vote for each outstanding share of Common Stock held as of the record date.

We refer to the total number of votes represented by our outstanding Common Stock as our total voting power. As of the record date, holders of our Common Stock held 100% of the total voting power entitled to vote at the Annual Meeting.

What is the difference between holding Common Stock as a holder of record and as a beneficial owner?

•
Holders of Record. If your Common Stock is registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record of those shares of Common Stock, and we sent the Notice directly to you.
•
Beneficial Owners. If your Common Stock is held in an account at a broker, bank or other nominee, then you are the beneficial owner of the Common Stock, and the Notice was sent directly to you by your broker, bank or other nominee. The nominee holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you generally have the right to direct your nominee on how to vote the Common Stock held in your account.

What is the quorum required for the Annual Meeting?

A majority of our total voting power outstanding on the record date must be present in person or represented by proxy at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum.

If I am a stockholder of record, how do I vote?

There are four ways to vote:

•
In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.
•
On the Internet. You may vote by proxy on the Internet by following the instructions in the Notice.
•
By telephone. You may vote by proxy on the telephone by following the instructions in the Notice or by calling the toll-free number on the proxy card.
•
By mail. If you requested printed copies of the proxy materials by mail, you may vote by proxy by marking, signing and dating the proxy card and returning it in the envelope provided.

If you are voting on the Internet, by telephone or by returning an executed proxy card, your vote or proxy card must be received by 11:59 p.m., Eastern Time, on May 12, 2026 to be counted.

If I am a beneficial owner of Common Stock held in street name, how do I vote?

There are four ways to vote:

•
In person. If you are a beneficial owner of Common Stock held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your Common Stock. Please contact your broker, bank or other nominee for instructions on obtaining a proxy.
•
On the Internet. You may give your voting instructions to your nominee on the Internet by following the instructions on the voting instruction form.
•
By telephone. If you requested printed copies of the proxy materials by mail, you may give your voting instructions to your nominee by calling the toll-free number on the voting instruction form.
•
By mail. If you requested printed copies of the proxy materials by mail, you may vote by proxy by completing the voting instruction form and mailing it back in the envelope provided.

If you are voting on the Internet, by telephone or by returning an executed voting instruction form, your vote or voting instruction form must be received by 11:59 p.m., Eastern Time, on May 12, 2026 (the proxy voting deadline) to be counted.

What happens if I do not give specific voting instructions?

•
Stockholders of Record. If you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your Common Stock in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders determine in their discretion on any other matters properly presented at the Annual Meeting.
•
Beneficial Owners of Common Stock. If you are a beneficial owner of Common Stock and do not provide the nominee that holds your Common Stock with specific voting instructions, the nominee may generally vote on routine matters but cannot vote on non-routine matters. If your nominee does not receive instructions from you on how to vote your Common Stock on a non-routine matter, it will not have authority to vote your Common Stock on that matter. This is generally referred to as a broker non-vote. When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining the existence of a quorum, but will not be treated as votes cast for or against the matter. We encourage you to provide voting instructions to the nominee that holds your Common Stock by carefully following the instructions provided in the Notice or voting instruction form.

Which proposals are considered routine or non-routine?

Proposal 1 (election of directors) and Proposal 2 (non-binding advisory vote to approve named executive officer compensation) are considered non-routine matters.

Proposal 3 (ratification of the appointment of Deloitte) is considered a routine matter.

What happens if other business is brought before the Annual Meeting?

Management does not know of any business to be transacted at the Annual Meeting other than the matters described in this proxy statement. However, if any other matters do properly come before the Annual Meeting, it is intended that the shares represented by the proxies at the Annual Meeting will be voted by the proxy holders as recommended by the Board or, if no recommendation has been given, in accordance with the best judgment of the persons designated to vote the proxies at the Annual Meeting.

What vote is required to approve each proposal?

The following table describes the voting requirement for each proposal:

Proposal 1	Election of eleven directors for a one-year term to expire at the 2027 Annual Meeting of Stockholders

Each director must be elected by the vote of the majority of the votes cast at the meeting. This means the number of votes cast by stockholders FOR the director must exceed 50% of the total number of votes cast with respect to that director’s election. Abstentions and broker non-votes will have no effect on the election of directors.

Proposal 2	Advisory vote to approve named executive officer compensation

This proposal must be approved by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. This means that of the shares represented at the meeting and entitled to vote on this matter, a majority of them must be voted FOR the proposal for it to be approved. Abstentions will have the same effect as a vote AGAINST this proposal, and broker non-votes will have no effect on the vote for this proposal.

Proposal 3	Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026

This proposal must be approved by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. This means that of the shares represented at the meeting and entitled to vote on this matter, a majority of them must be voted FOR the proposal for it to be approved. Abstentions will have the same effect as a vote AGAINST this proposal. Because this is considered a routine matter, we do not expect any broker non-votes.

What happens if a director does not receive a majority of the votes cast?

In an uncontested election, if a director who is an incumbent director does not receive a majority of the votes cast, he or she is required to promptly tender a resignation to the Board after the certification of the election results. The remaining directors on the Board will then determine, in accordance with procedures established by such directors, or a committee designated by such directors, whether to accept or reject the resignation or take any other action within 90 days from the date of the certification of the election results and will publicly disclose their decision. If such director’s resignation is not accepted by the remaining directors on the Board, the director will continue to serve until the next annual meeting or until his or her successor is duly elected or his or her earlier resignation or removal. If a director’s resignation is accepted by the remaining directors on the Board, then the remaining directors, in their sole discretion, may fill any resulting vacancy or may decrease the size of the Board.

What is the effect of the advisory vote to approve named executive officer compensation?

As an advisory vote, Proposal 2 is not binding on our Board or the Management Development and Compensation Committee (Compensation Committee). However, we value your opinion on this important issue. Our Compensation Committee, which is responsible for designing and administering our executive compensation programs, appreciates support for its compensation philosophy and will consider the results of the advisory vote on Proposal 2 when making future executive compensation decisions.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the proxy voting deadline or by voting in person at the Annual Meeting if you have the right to vote in person. You may change your vote by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the applicable deadline will be counted), by signing and returning a new proxy card or voting instruction form, as applicable, with a later date, or by attending the Annual Meeting and voting in person if you have the right to vote in person. Mere attendance at the Annual Meeting will not automatically revoke your proxy unless you vote in person at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

How will my proxy be voted?

Common Stock represented by a properly executed proxy (in paper form, by Internet or telephone) that is received in a timely manner, and not subsequently revoked, will be voted at the Annual Meeting or any adjournment or postponement thereof in the manner directed by you on the proxy. Steven Cunningham (our Chief Executive Officer) and Sean Rahilly (our General Counsel and Chief Compliance Officer) have been designated by the Board as the persons to act as proxies at the Annual Meeting and to represent you and vote your Common Stock at the Annual Meeting as directed by you. All Common Stock represented by a properly executed proxy for which no voting instructions have been provided will be voted:

(1)
FOR the election of the eleven directors named in this proxy statement for a one-year term to expire at the 2027 Annual Meeting of Stockholders;
(2)
FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and
(3)
FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Is my vote confidential?

We will handle proxy instructions, ballots and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. Your vote will not be disclosed within or outside our Company, except:

•
as necessary to meet applicable legal requirements;
•
to allow for the tabulation and certification of votes; and
•
to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards. These may be forwarded to management or our Board.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results may be announced at the Annual Meeting and will be promptly announced after the Annual Meeting. The final voting results will be tallied by the Inspector of Election for the Annual Meeting and announced in a current report on Form 8-K filed with the SEC within four business days after the final voting results are known.

Who is paying the cost of this proxy solicitation?

We are paying the cost of soliciting proxies. We will pay brokerage firms and other persons representing beneficial owners of Common Stock their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners who specifically request them and obtaining voting instructions from those beneficial owners.

In addition to soliciting proxies by mail, members of our Board and our officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who have previously requested electronic receipt of proxy materials.

Who can help answer my questions?

If you have questions concerning a proposal or the Annual Meeting, if you would like additional copies of this proxy statement, or if you need directions to or special assistance at the Annual Meeting, please contact our Secretary, Sean Rahilly, at (312) 568-4200 or by mail at 175 West Jackson Blvd., Suite 600, Chicago, Illinois 60604. In addition, information regarding the Annual Meeting is available via the Internet at the website www.proxyvote.com.

Stockholder Proposals and Communications with our Board

Stockholder Proposals

Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), provides that we must receive stockholders’ proposals intended for presentation at the 2027 annual meeting of our stockholders (2027 Annual Meeting) and inclusion in the Company’s proxy statement for the 2027 Annual Meeting by December 3, 2026.

For other business proposals (other than director nominations) to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary, such business must otherwise be a proper matter for stockholder action and the stockholder must provide the information required by and comply with the notice procedures of our Bylaws. To be timely, a stockholder’s notice relating to business proposed to be conducted at the 2027 Annual Meeting must be delivered to or mailed and received at the principal executive offices of the Company not less than seventy (70) days nor more than one hundred (100) days prior to the first anniversary of the 2026 Annual Meeting. In the event that the date of the 2027 Annual Meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date, then to be timely, such notice must be received by the Company on or before the later of (i) seventy (70) days prior to the date of the meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of the meeting was made.

Director Nominations

Stockholders who wish to nominate qualified candidates for election to our Board may notify our Secretary in accordance with our Bylaws at Enova International, Inc., 175 West Jackson Blvd., Chicago, Illinois 60604. Each stockholder nomination must provide the information required by and comply with the nomination notice provision of our Bylaws, including providing certain information relating to the candidate that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and information relating to the proposing stockholder.

To be timely, a stockholder’s notice relating to nominations to be made at the 2027 Annual Meeting must be delivered to or mailed and received at the principal executive offices of the Company not less than seventy (70) days nor more than one hundred (100) days prior to the first anniversary of the 2026 Annual Meeting. In the event that the date of the 2027 Annual Meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the Company on or before the later of (i) seventy (70) days prior to the date of the meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of the meeting was made. In addition, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees also must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

Communication with the Board

We encourage any stockholder or any other interested party who desires to communicate with our Board about the holder’s views and concerns to do so by writing our Secretary at Enova International, Inc., 175 West Jackson Blvd., Suite 600, Chicago, Illinois 60604. Our Secretary will ensure that the chair of the Nominating and Corporate Governance Committee receives your correspondence.

Householding of Proxy Materials

Some brokers, banks and other nominee record holders may participate in the practice of householding stockholder materials, such as proxy statements, information statements and annual reports. This means only one copy of the proxy materials may have been sent to multiple stockholders in your household. To obtain a separate copy of the proxy materials, contact our Secretary, Sean Rahilly, at (312) 568-4200 or by mail at 175 West Jackson Blvd., Suite 600, Chicago, Illinois 60604. If you wish to receive separate copies of proxy materials in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other nominee record holder, or, if you are a record holder of our Common Stock, you may contact Broadridge Financial Solutions Inc. (Broadridge) either by calling toll-free at (800) 542‑1061, or by writing Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than ten percent of our Common Stock to file with the SEC reports of their initial ownership and changes in their ownership of our Common Stock and other equity securities. SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based on our review of these reports, we believe that for fiscal year 2025 all reports required to be made by our reporting persons were timely filed in accordance with the Exchange Act, except one late Form 4 filed for David Fisher reporting the exercise of stock options and the sale of the underlying shares.

Security Ownership of Certain Beneficial Owners and Management

Securities Owned by Executive Officers and Directors

The following table sets forth information about the beneficial ownership of our outstanding Common Stock as of March 20, 2026 by our directors, our named executive officers (NEOs) whose compensation is disclosed in the “Executive Compensation” section of this proxy statement and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act and includes voting or investment power with respect to the securities. Shares of Common Stock that may be acquired by an individual within 60 days of March 20, 2026 are deemed to be beneficially owned by the individual and outstanding for the purpose of computing the percentage ownership of such individual, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The ownership percentage for each individual named below is based on the number of shares of our Common Stock issued and outstanding on March 20, 2026, which was 24,945,366.

Name	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(1)
Steven Cunningham	197,777	(2)	*
David Fisher	936,055	(3)	3.6%
Kirk Chartier	217,308	(4)	*
Sean Rahilly	133,179	(5)	*
Ellen Carnahan	62,974	(6)(7)	*
Lindsay Y. Corby	3,340	(6)	*
Daniel R. Feehan	286,356	(6)(8)	1.1%
William M. Goodyear	77,651	(6)(9)	*
James A. Gray	78,709	(6)(10)	*
Gregg A. Kaplan	42,912	(6)	*
Mark P. McGowan	67,294	(6)(11)	*
Linda Johnson Rice	6,257	(6)	*
Mark A. Tebbe	68,709	(6)	*
All directors and executive officers as a group (14 Persons)(12)	2,182,430		8.4%

* Indicates less than 1% ownership.

(1)
Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported and none of the shares reported are pledged as security or have been placed in a margin account by any executive officer or director.
(2)
Includes 127,880 shares subject to options exercisable within 60 days of March 20, 2026.

(3)
Includes 701,678 shares subject to options exercisable within 60 days of March 20, 2026.
(4)
Includes 132,466 shares subject to options exercisable within 60 days of March 20, 2026.
(5)
Includes 61,176 shares subject to options exercisable within 60 days of March 20, 2026.
(6)
Includes 1,803 unvested RSUs scheduled to vest within 60 days following March 20, 2026.
(7)
Includes 4,590 shares held in a revocable trust of which Ms. Carnahan is sole trustee.
(8)
Includes 225,970 shares held in revocable trusts of which Mr. Feehan is sole trustee.
(9)
Includes 4,000 shares held in a revocable trust of which Mr. Goodyear is sole trustee.
(10)
Includes 10,000 shares held in a revocable trust of which Mr. Gray is the sole trustee.
(11)
Includes 21,593 shares held by SAF Capital Fund LLC (SAF Capital Fund) as of March 20, 2026. Mr. McGowan, as the managing member of SAF Capital Management LLC, the managing member of SAF Capital Fund, may direct the vote and disposition of the shares held by SAF Capital Fund and may be deemed the beneficial owner of such shares.
(12)
Includes all of our current directors and all executive officers employed by us as of March 20, 2026. This amount includes 1,023,200 shares that directors and executive officers have the right to acquire within 60 days following March 20, 2026.

Securities Owned by Principal Stockholders

The following table sets forth information regarding the number and percentage of shares of Common Stock held by all persons and entities known by us to beneficially own 5% or more of our outstanding Common Stock as of March 20, 2026, based on Schedule 13Ds and/or Schedule 13Gs filed with the SEC. Shares of Common Stock that may be acquired by an entity within 60 days of March 20, 2026 are deemed to be beneficially owned by the individual and outstanding for the purpose of computing the percentage ownership of such entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity. The ownership percentage for each entity named below is based on the number of shares of our Common Stock issued and outstanding on March 20, 2026, which was 24,945,366.

Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
BlackRock Inc.	3,814,832	(1)	15.3%
50 Hudson Yards New York, NY 10001
The Vanguard Group	2,023,167	(2)	8.1%
100 Vanguard Boulevard Malvern, Pennsylvania 19355

(1)
According to a Schedule 13G/A filed with the SEC on April 23, 2025, BlackRock, Inc. has sole voting power with respect to 3,767,269 shares and has the sole dispositive power over 3,814,832 shares.
(2)
According to a Schedule 13G/A filed with the SEC on April 30, 2025, The Vanguard Group has shared voting power with respect to 23,244 shares, sole dispositive power with respect to 1,973,953 shares and shared dispositive power with respect to 49,214 shares.

PROPOSAL 1 ELECTION OF DIRECTORS

Directors to be Elected by our Stockholders

At the Annual Meeting, our stockholders will elect eleven directors to hold office until the 2027 Annual Meeting and until their successors are elected and qualified or until their earlier death, incapacity, resignation or removal. Each director has served continuously since the date of his or her appointment. All nominees have consented to being named in this proxy statement and to serve if elected.

If any nominee should be unable or unwilling to stand for election as a director, it is intended that the Common Stock represented by proxies will be voted for the election of a substitute nominated by the Board.

Name	Age	Background
Ellen Carnahan Director since May 19, 2015	70

Ms. Carnahan currently serves as the Chair of our Audit Committee. Ms. Carnahan has over 20 years of experience as a venture capitalist. She is currently Principal of Machrie Enterprises, where she provides angel capital, expertise and extensive connections to growth businesses and venture funds. She previously spent 18 years as co-manager and lead technology investor at William Blair Capital Partners (WBCP). Ms. Carnahan has been a director of 26 public and private companies, primarily in technology. She currently serves as a director of The Jackson National Life Funds and served as a director of Paylocity Holding Corporation (Nasdaq: PCTY) until August 31, 2023. Prior to joining WBCP, she was Vice President of Marketing at SPSS (analytical software) and held management roles in financial services. Passionate about the community, she was Chair of The Metropolitan Planning Council and a long-time board member and Chair of Communities In Schools of Chicago and The Chicago Network. She also served on numerous civic boards including the Illinois Venture Capital Association and the State of Illinois Growth and Innovation Fund. She graduated as salutatorian from the University of Notre Dame and received an MBA with honors from the University of Chicago. Ms. Carnahan is currently a non-practicing certified public accountant.

We believe Ms. Carnahan’s qualifications to sit on our Board include, among other things, her experience in the finance industry, including her experience in technology companies, her leadership experience, and her experience as a director of other publicly traded companies, which has given her a strong understanding of public company corporate governance and financial reporting and business controls.

Lindsay Y. Corby Director since August 7, 2024	48

Ms. Corby is currently the Chief Financial Officer at Chicago Trading Company. Previously, she served as Chief Financial Officer of Byline Bancorp, Inc. from 2015 to 2022. Prior to joining Byline, she was a principal at BXM Holdings, Inc., a financial services company focusing on recapitalization transactions, which she joined in 2011. Her prior experience also includes investment banking roles at Keefe and Bruyette & Woods and Merrill Lynch. Ms. Corby has served on the Board of Directors of Innerworkings, Inc. from 2018 to 2020 and the board of QCR Holdings, Inc. from 2012 to 2016. Ms. Corby received an M.S. in Accounting, a B.A. in Spanish and a B.B.A. in Accounting from Southern Methodist University and currently serves on the Cox School of Business Alumni Board. Additionally, she is a registered Certified Public Accountant and a graduate of the Kellogg Executive Education Women’s Senior Leadership Program.

We believe Ms. Corby’s qualifications to sit on our Board include, among other things, her experience in the finance industry, including her banking industry experience and her regulatory knowledge of the industry, her leadership experience, and her experience as a director of other publicly traded companies, which has given her a strong understanding of public company corporate governance and financial reporting and business controls.

Steven E. Cunningham Director since July 24, 2025	57

Mr. Cunningham has served as our Chief Executive Officer since January 1, 2026. He served as our Chief Financial Officer from June 2016 until December 2025. Mr. Cunningham joined Enova from Discover Financial Services, where he most recently served as Executive Vice President and Chief Risk Officer for Discover’s $8.7 billion direct banking and payment services business. He joined Discover as its Corporate Treasurer in 2010. Prior to Discover, Mr. Cunningham was the CFO of Harley-Davidson Financial Services, a $7 billion receivables business, and spent eight years at Capital One Financial in various corporate and line of business finance leadership positions, including CFO for the Auto Finance segment, a $20 billion receivables business, and CFO for the company’s banking segment. Mr. Cunningham also has experience as a bank regulator with the FDIC. Mr. Cunningham has served on the Board of Directors of AgriBank, a Farm Credit Bank, since January 2022. Mr. Cunningham received a bachelor’s degree in Corporate Finance and Investment Management from the University of Alabama and a Master of Business Administration from George Washington University. He also holds the professional designation of Chartered Financial Analyst.

We believe Mr. Cunningham’s qualifications to sit on our Board include, among other things, his leadership experience, specifically his experience as Chief Executive Officer of the Company, his prior experience as Chief Financial Officer of the Company, his experience in the finance industry, his banking regulatory experience and experience as a director of a bank, which has given him a strong understanding of public company corporate governance and financial reporting and business controls.

Daniel R. Feehan Director since September 13, 2011	75

Mr. Feehan currently serves as the Chair of our Management Development and Compensation Committee. Mr. Feehan is currently the Chairman of the Board of FirstCash, Inc. (Nasdaq: FCFS) and serves as a member of the Board of AZZ Inc. (NYSE: AZZ), on which he previously served as Chairman of the Board until February 2026. Previously, Mr. Feehan served as a Director of Cash America International, Inc. and was Cash America’s Executive Chairman from November 1, 2015 until Cash America’s merger with First Cash Financial Services in September 2016. Prior to that, Mr. Feehan served as the Chief Executive Officer of Cash America from February 2000 to November 2015. Prior to that, Mr. Feehan served in other executive management roles at Cash America including President and Chief Operating Officer and Chief Financial Officer beginning in 1990. Mr. Feehan also served as a director of a number of private companies and charitable organizations. Mr. Feehan received a Bachelor of Business Administration degree in Accounting from Texas A&M University and has been recognized as a Distinguished Alumni of that institution.

We believe Mr. Feehan’s qualifications to sit on our Board include, among other things, his leadership experience, specifically his experience as Chief Executive Officer of Cash America, his knowledge of the consumer finance industry and its regulatory environment, his experience and background in finance and accounting and his experience as a director of multiple publicly traded companies, which has given him a strong understanding of public company corporate governance.

David Fisher Director since February 11, 2013	56

Mr. Fisher has served as our Executive Chairman of the Board since January 1, 2026. He served as our Chief Executive Officer since January 29, 2013 when he joined Enova until December 2025. Mr. Fisher has also served as a Director since February 11, 2013, and he served as Chairman of our Board from October 14, 2014 until December 2025. Prior to joining the Company, Mr. Fisher was Chief Executive Officer of optionsXpress Holdings, Inc. (optionsXpress) from October 2007 until The Charles Schwab Corporation acquired the business in September 2011. Following the acquisition, Mr. Fisher served as President of optionsXpress until March 2012. Mr. Fisher also served as the President of optionsXpress from March 2007 to October 2007 and as the Chief Financial Officer of optionsXpress from August 2004 to March 2007. Prior to joining optionsXpress, Mr. Fisher served as Chief Financial Officer of Potbelly Sandwich Works from February 2001 to July 2004, and before that in the roles of Chief Financial Officer and General Counsel for Prism Financial Corporation. In addition, Mr. Fisher currently serves on the Board of Directors of GoHealth, Inc., Meridian International and Friss fraudebestrijding. Mr. Fisher previously served on the Boards of Directors of Fathom Digital Manufacturing Corporation, optionsXpress, CBOE Holdings, Inc., InnerWorkings, Inc., GrubHub, Inc. and Just Eat Takeaway.com N.V. Mr. Fisher received a Bachelor of Science degree in Finance from the University of Illinois and a law degree from Northwestern University School of Law.

We believe Mr. Fisher’s qualifications to sit on our Board include, among other things, his leadership experience, specifically his prior experience as Chief Executive Officer of the Company and of optionsXpress, his knowledge of the consumer finance industry and his experience in leading highly-regulated international companies gained through his tenure at the Company and at optionsXpress, his experience and background in finance, legal and compliance matters, and his experience as a director of multiple companies, which has given him a strong understanding of public company corporate governance.

William M. Goodyear Director since October 1, 2014	77

Mr. Goodyear currently serves as a director of Ardent Health Partners, Inc. (NYSE: ARDT), where he chairs the Audit Committee. Mr. Goodyear previously served as the lead independent director and Chair of the Audit Committee for Exterran Corporation, a natural gas compression products and services company, from April 2013 until its acquisition by Enerflex in October 2022. Mr. Goodyear served as Executive Chairman of the Board and as a director of Navigant Consulting, Inc., a specialized global consulting firm, from 2000 and 1999, respectively, until he retired from each position in April 2014 and May 2014, respectively. Mr. Goodyear served as Chief Executive Officer of Navigant from May 2000 through March 2012. Prior to 1999, Mr. Goodyear served as Chairman and Chief Executive Officer of Bank of America Illinois and was President of Bank of America’s Global Private Bank. Mr. Goodyear also held a variety of assignments with Continental Bank, subsequently Bank of America, including corporate finance, corporate lending, trading and distribution, and he was stationed in London for five years of his tenure to manage Continental Bank’s European and Asian Operations. Mr. Goodyear also served as a director, including as the Vice Chairman of the Board of Directors, of Continental Bank from 1991 through 1994. Mr. Goodyear is an emeriti trustee and past member of the Executive Committee of the Board of Trustees for the Chicago Museum of Science and Industry and an emeriti trustee of the Board of Trustees of the University of Notre Dame. Mr. Goodyear is an emeriti trustee on the Rush University Medical Center Board, and past Chairman of the Board and Chairman of the Executive Committee, as well as a past Chairman of the Finance Committee.

Mr. Goodyear received a Master’s degree in Business Administration, with Honors, from the Amos Tuck School of Business at Dartmouth College and a Bachelor’s degree in Business Administration, with Honors, from the University of Notre Dame.

We believe Mr. Goodyear’s qualifications to sit on our Board include, among other things, his experience in the finance industry, including his domestic and international experience and his regulatory knowledge of the industry, his executive leadership experience and his experience as a director of other publicly traded companies, which has given him a strong understanding of public company corporate governance and financial reporting and business controls.

James A. Gray Director since October 1, 2014	60

Mr. Gray is currently our Lead Independent Director. Mr. Gray is currently the Chief Executive Officer of G-Bar Ventures LLC. He was previously the Chief Executive Officer of G-Bar Limited Partnership, an independent proprietary options and futures trading firm, and served in that position from 1996 through 2014. Mr. Gray had held various positions with G-Bar Limited Partnership since 1987. Mr. Gray was a cofounder and served as the Chairman of the Board of optionsXpress from 2000 through 2012. Mr. Gray has served on the boards of Incapital LLC, Cumulus Funding LLC and Backstop Solutions Group as well as the boards of the Lurie Children’s Hospital of Chicago and the Chicago Museum of Science and Industry. Mr. Gray is also a member of the Chief Executive’s Organization, the Young Presidents Organization (where he is a past President), the Chicagoland Entrepreneurial Center, the Executives Club, the Economic Club of Chicago (where he served as Director) and the Commercial Club. Mr. Gray holds a Bachelor of Science degree in Finance and Economics from the University of Iowa.

We believe Mr. Gray’s qualifications to sit on our Board include, among other things, his service as Chairman of the Board of optionsXpress, formerly a publicly traded company, his entrepreneurial and executive leadership experience in growing businesses, and his knowledge and experience in the technology industry.

Gregg A. Kaplan Director since October 1, 2014	56

Mr. Kaplan is currently Executive Chairman of Dentologie Enterprises, Inc., where he has served since September 2025. Previously he served as Chief Executive Officer of Dentologie Enterprises, Inc. from June 2022 to September 2025. Mr. Kaplan also served as Chief Executive Officer of Valicor Environmental Services from January 2020 to June 2021, as an Operating Partner with Pritzker Capital Group from April 2015 to January 2020 and as President and Chief Operating Officer of Coinstar, Inc., from April 2009 through March 2013. Prior to that, Mr. Kaplan served as Chief Executive Officer of Redbox Automated Retail, LLC (Redbox) from December 2005 to March 2009. Mr. Kaplan served as senior director of strategy for McDonald’s Corporation from 2002 to 2005 and as director of strategy from 2001 to 2002, and he led the Redbox venture while it was part of McDonald’s Corporation. Mr. Kaplan was a partner in Divine interVentures, a venture capital group specializing in business-to-business exchanges and infrastructure software opportunities, from 1999 to 2001, and Mr. Kaplan also served as director of interactive marketing for Streamline.com, a web-based grocery delivery company, from 1996 to 1999. Mr. Kaplan received a Master’s degree in Business Administration from Harvard Business School and a Bachelor’s degree in Philosophy from the University of Michigan.

We believe Mr. Kaplan’s qualifications to sit on our Board include, among other things, his leadership experience as an executive officer of a publicly traded company, his experience expanding and running a high-growth company and his business acumen and strategic insight.

Mark P. McGowan Director since March 30, 2016	47

Mr. McGowan is the Managing Member of SAF Capital Management LLC, an investment and consulting firm which he founded in November 2006. Prior to forming SAF Capital Management LLC, Mr. McGowan was the Co-founder and Managing Member of MPG Capital Management, LLC, a financial markets research firm, which derived and licensed statistically validated algorithmic trading models and investment strategies for accredited and institutional investors. Mr. McGowan previously worked within the Consumer and Market Knowledge function of Procter

& Gamble, where he was instrumental in shaping marketing strategies for multiple brands, as well as leading Market Mix Modeling and the development of macroeconomic forecasting capabilities within Procter & Gamble’s Homecare division. Mr. McGowan served as Chairman of the Board of Directors of CombiMatrix Corporation (acquired by Invitae Corporation) from 2010 to March 2013 and on the Board of Directors of Premier Exhibitions, Inc. from September 2011 to October 2012. Mr. McGowan received his Bachelor of Science in Microbiology, with a focus in Genomics and Molecular Genetics, from Michigan State University.

We believe Mr. McGowan’s qualifications to sit on our Board include, among other things, his financial and investment industry experience, his understanding of our business and our industry, his service on boards of other public companies, which has given him a strong understanding of public company corporate governance and financial reporting and business controls, his knowledge of securitization transactions and his strategic insight. In addition, Mr. McGowan provides a valuable stockholder perspective to the Board.

Linda Johnson Rice Director since September 10, 2020	68

Ms. Rice currently serves as the Chair of our Nominating and Corporate Governance Committee. She is the Chief Executive Officer of Johnson Publishing Company, LLC, formerly the parent company for Ebony and Jet magazines and Fashion Fair Cosmetics. She is a member of the board of directors for Omnicom Group Inc. (NYSE: OMC). Ms. Rice is a Trustee at the Art Institute of Chicago, a member of the board of directors of Northwestern Memorial Hospital, President of the Chicago Public Library board of directors, a founding member of the Council of the National Museum of African American History and Culture and a founding member of the Adweek Diversity & Inclusion Council. She previously served on the board of directors of Grubhub Inc., Tesla, Inc., Kimberly-Clark Corporation, Bausch & Lomb, Continental Bank, Dial Corporation, MoneyGram International, Inc., Quaker Oats Company and Viad Corp. Ms. Rice holds a B.A. in Journalism from the University of Southern California’s Annenberg School of Communication and an M.B.A. from Northwestern University’s Kellogg School of Management.

We believe Ms. Rice’s qualifications to sit on our Board include, among other things, her extensive board experience across a variety of industries, including financial services and technology, which will be invaluable to us as we work to deliver value for our stockholders, customers, employees and communities.

Mark A. Tebbe Director since October 1, 2014	64

Mr. Tebbe currently serves as an Adjunct Professor of Entrepreneurship at University of Chicago’s Booth School of Business where he has served since 2011, as well as Chairman of World Business Chicago’s Innovation and Venture Council, a council of technology leaders dedicated to driving growth and opportunity in Chicago technology companies. Mr. Tebbe previously served as an Operating Executive for Lake Capital, a private equity firm, from 2008 until 2011. Prior to his association with Lake Capital, Mr. Tebbe was the founder and chairman of Techra Networks, a consulting firm that assists companies in better leveraging technology to enhance their business results, where he worked from 2002 to 2008. In 2004, Mr. Tebbe co-founded Answers Corporation, a company that owns and operates advertising-supported public websites and was listed on the Nasdaq in 2005, and he served as the company’s Co-Founder, Vice-Chairman and Lead Director until the company was sold to a portfolio company of Summit Partners in 2011. From 1984 to 2002, Mr. Tebbe served as Chairman of Lante Corporation, a technology consulting firm he founded and was listed on the Nasdaq in 2000. Mr. Tebbe graduated with a Bachelor of Science degree in Computer Science from the University of Illinois at Urbana/Champaign. Mr. Tebbe has been a consultant to executive management of many leading companies including American Express, Dell and Microsoft as well as non-profit organizations such as National Park Service, United Nations and World Economic Forum.

We believe Mr. Tebbe’s qualifications to sit on our Board include, among other things, his leadership experience as an executive officer of two publicly traded companies, his service as a director on other public company boards, which has given him a strong understanding of public company corporate governance and financial reporting and business controls, his extensive entrepreneurial background and his many years of senior management experience in the technology industry.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL DIRECTOR NOMINEES

Structure and Functioning of the Board

Corporate Governance Philosophy

Our corporate governance philosophy is expressed in our Corporate Governance Guidelines; the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee; our Code of Business Conduct and Ethics, which applies to all of our employees, officers and directors, including our chief executive officer (CEO), chief financial officer and those officers responsible for financial reporting; and our Related Party Transaction Policy, among others. Our committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Insider Trading Policy, Regulation FD Policy and Stock Ownership Guidelines are available on the Corporate Governance page of our website at ir.enova.com.

We are committed to maintaining effective corporate governance guidelines designed to ensure that the Board is actively engaged in the proper performance of its oversight function.

Corporate Governance Structure and Function

Our certificate of incorporation provides that the number of directors who constitute the entire Board will be fixed by resolution adopted from time to time by the affirmative vote of the majority of the Board. Our Board consists of eleven persons. It is the policy of the Company that the number of directors will not exceed a number that can function efficiently as a body. Our directors are elected annually at each Annual Meeting by our stockholders voting together as a single class.

Our Board, assisted by its committees, oversees the Company’s business and affairs and assures that the long-term interests of our stockholders are being served.

Directors are encouraged to have direct dialogue with our management, Head of Internal Audit and internal audit team and may request attendance by management, the Head of Internal Audit, internal audit team and our external auditors at Board and committee meetings.

We provide directors with materials such as our corporate governance documents, compensation plans, Company policies, Board and committee minutes, continuing education materials, and reports and presentations prepared by management, internal and external auditors and other advisors in advance of each meeting. Directors are encouraged to review these materials prior to the meeting.

The Company facilitates the continuing education of directors to assist them in maintaining currency with the Company’s business and operations.

Primary Responsibilities of the Board

As described in our Corporate Governance Guidelines, our Board’s primary functions are:

•
overseeing the formation of and reviewing major strategies, plans and actions;
•
reviewing and evaluating our performance against broad financial and strategic objectives;
•
providing direction, advice and counsel to senior management;
•
selecting, compensating and evaluating our CEO and other executive officers;
•
reviewing succession planning for our CEO and other executive officers;
•
selecting appropriate candidates for election as directors;
•
reviewing our systems and practices designed to bring about compliance with applicable laws and regulations, including our accounting and financial reporting obligations; and
•
reviewing the major risks we face and helping us to develop and oversee strategies to address those risks.

Director Independence

Our common stock is listed on the New York Stock Exchange (NYSE). Under the listing standards of the NYSE, independent directors must comprise a majority of our Board. In addition, NYSE listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be independent. Under the listing standards of the NYSE, no director qualifies as “independent” unless the board of directors affirmatively determines that the director does not have a material relationship with the company and he or she otherwise meets the criteria for independence under NYSE listing standards.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and Compensation Committee members must satisfy the independence criteria set forth in Rule 10C-1(b)(1) of the Exchange Act and applicable NYSE listing standards.

Our Board has determined that each of Ms. Carnahan, Ms. Corby, Mr. Feehan, Mr. Goodyear, Mr. Gray, Mr. Kaplan, Mr. McGowan, Ms. Rice and Mr. Tebbe, representing nine (9) of our eleven (11) directors, is “independent” under the listing standards of the NYSE. Our Board also determined that each member of our Audit Committee and our Compensation Committee satisfies the heightened independence standards applicable to committee members serving on those committees under NYSE and SEC rules. In making these determinations, our Board considered the relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Composition

Our Board believes that our stockholders are better served when directors serving on a board of directors reflect a diversity of experience, background, skill, education, gender, ethnicity, age and outlook. Our directors bring diverse backgrounds and experience to the Board that inform the Board’s oversight function. As reflected in the background and biographies of our Board members under “Directors to be Elected by our Stockholders,” our Board consists of members with wide ranging professional experience and skills and includes three female members, one of whom is ethnically diverse. Two of these Board members hold leadership positions as chairs of the Audit Committee and Nominating and Corporate Governance Committee.

Director Meeting Attendance

Our Board held six (6) meetings during 2025. Directors are expected to prepare for and make every effort to attend and participate in meetings of the Board and committees on which they serve. During 2025, each director attended at least 75% of the total number of meetings of the Board and each committee of the Board on which such director served.

Our Corporate Governance Guidelines provide that directors are expected to attend annual stockholder meetings in person or by telephone or other electronic means. All directors attended our 2025 annual meeting of stockholders.

Executive Sessions of Independent Directors

Executive sessions or meetings of independent directors are held at least in conjunction with each regularly scheduled Board meeting to discuss such matters as the independent directors deem worthy of discussion. In addition to such executive sessions, the Board may also hold regular executive sessions of outside directors without management present. Our lead independent director, Mr. James A. Gray, serves as the presiding outside director at such meetings and performs such other functions as the Board may direct, including serving in a liaison capacity between the Board as a whole and the senior management of the Company. If there is no presiding outside director then designated or if the presiding outside director is not available, the Board will select another outside director to serve as the presiding outside director until such time as the presiding outside director becomes available or is elected, as the case may be. Additional executive sessions or meetings of outside directors may be held from time to time as required. Executive sessions or meetings are held from time to time with our CEO for a general discussion of relevant subjects.

Board and Committee Self-Assessment

To promote continuous improvement in our corporate governance processes, our Board and committees conduct an annual performance self-evaluation. The results are collected and analyzed and used to identify and implement improvements in our governance processes.

Board Committees

Audit Committee	Management Development and Compensation Committee	Nominating and Corporate Governance Committee

Ellen Carnahan*	Daniel R. Feehan*	Linda Johnson Rice*
Lindsay Y. Corby	Gregg A. Kaplan	Daniel R. Feehan
William M. Goodyear	Mark A. Tebbe	James A. Gray
Mark P. McGowan

* Committee Chair

The chair of each committee serves as lead director for committee matters and spokesperson for the committee and provides recommendations and guidance to our Board, Executive Chairman of the Board (Chairman) and management.

Each committee may retain its own legal and other advisors and conduct independent inquiries and investigations at our expense into matters under its oversight. Each committee has the sole right to appoint and direct its own advisors, each of whom is accountable and reports directly to the committee.

Audit Committee

Our Audit Committee met five (5) times during 2025.

Our Board has affirmatively determined that all members of the Audit Committee are independent directors under the applicable rules of NYSE and the SEC. Our Board has additionally determined that Ms. Carnahan, Ms. Corby, Mr. Goodyear and Mr. McGowan are audit committee financial experts, as defined in Item 407(d)(5) of Regulation S-K, and meet the financial sophistication requirement in NYSE Rule 303A.07. The Audit Committee’s functions are described in its charter, which is available on the Committee Charters page of our website at ir.enova.com.

As described in its charter, the Audit Committee’s responsibilities include: reviewing and overseeing financial reporting and financial statements; overseeing management of enterprise risks, regulatory risks, compliance risks and cybersecurity risks; reviewing, overseeing and maintaining independent auditor relationships; overseeing and maintaining internal audit and compliance procedures and requirements; and setting policies for the Company’s administrative policies and procedures.

Our independent auditor is accountable and reports directly to the Audit Committee. The Audit Committee reviews our independent auditor’s independence and the overall scope and focus of the annual audit. The Audit Committee discusses with our independent auditor any relationships or services that may affect its objectivity or independence. If the Audit Committee is not satisfied with the independent auditor’s assurances of independence, it will take, or recommend that the Board take, appropriate action to ensure its independence.

Compensation Committee

Our Compensation Committee met five (5) times during 2025.

Our Board has affirmatively determined that all members of the Compensation Committee are independent directors under the applicable rules of NYSE and the SEC. The Compensation Committee members also qualify as non-employee directors under Exchange Act Rule 16b-3. The Compensation Committee’s functions are described in its charter, which is available on the Committee Charters page of our website at ir.enova.com.

As described in its charter, the Compensation Committee’s responsibilities include: overseeing the Company’s overall compensation structure and practices, including providing guidance to management on significant issues affecting compensation philosophy or policy; reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and the Company’s other executive officers; setting the Company’s general policy regarding executive compensation; granting stock options, restricted stock and other discretionary awards under the Company’s stock option and other equity incentive plans; reviewing and making recommendations to the Board with respect to matters concerning the Company’s stock and cash-based incentive compensation plans; reviewing and discussing with management the Compensation Discussion and Analysis required to be included in the Company’s proxy statement for each annual meeting of stockholders or annual report on Form 10-K; overseeing and considering the results of the Company’s submissions to stockholders on matters relating to executive compensation including advisory votes on executive compensation and frequency of such votes; and reviewing with the CEO the functions of the CEO and other executive officers of the Company and the succession plans relating to these officers.

The Compensation Committee has primary responsibility for determining our compensation programs for executive officers and directors. In evaluating the level of executive officer and director compensation, the Compensation Committee takes into consideration advice from its independent consultant and recommendations from senior management. The Compensation Committee has sole authority to engage and compensate a compensation consultant and determine its independence from management. The compensation consultant is accountable and reports directly to the Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee met three (3) times during 2025.

Our Board has affirmatively determined that all members of the Nominating and Corporate Governance Committee are independent directors under the applicable rule of NYSE. The Nominating and Corporate Governance Committee’s functions are described in its charter, which is available on the Committee Charters page of our website at ir.enova.com.

As described in its charter, the Nominating and Corporate Governance Committee’s responsibilities include: identifying, assessing and recommending director candidates; developing the criteria for selecting director candidates; recommending for approval to the Board director candidates; assisting the Board in assessing director independence; reviewing the structure and charters of Board committees and recommending to the Board, if desirable, changes in their number, responsibilities and membership; reviewing and approving related person transactions; providing oversight of our Related Person Transaction Policy and our Insider Trading Policy; administering, reviewing and reassessing the adequacy of our Corporate Governance Guidelines and recommending any proposed changes to the Board; recommending other changes in corporate governance to the Board for approval from time to time; overseeing strategy and programs related to the Company’s environmental, social and governance efforts; and overseeing annual evaluations of the Board and its committees.

Our Nominating and Corporate Governance Committee has the authority to consult with, retain and terminate, special legal counsel, search firms used to identify director candidates, or other consultants or advisors to advise the Nominating and Corporate Governance Committee as circumstances may dictate. The Nominating and Corporate Governance Committee also has the authority to approve the terms of engagement of, fees payable to and any agreements with such outside advisors.

All of the eleven director nominees identified in this proxy statement are current directors. The Nominating and Corporate Governance Committee reviewed the qualifications of each nominee and recommended each nominee for election to the Board.

The Nominating and Corporate Governance Committee Charter guides our Nominating and Corporate Governance Committee in considering candidates for director, including nominees submitted by stockholders. Candidates for Board membership are to be selected based on their character, judgement, business experience and acumen. Financial expertise, independence and familiarity with national and international issues affecting business are also considered. In assessing potential new directors, the Nominating and Corporate Governance Committee also considers diversity of personal and professional background, perspective, experience, age, gender and ethnicity. The Nominating and Corporate Governance Committee will accept and review director candidates recommended by stockholders for board membership, which may be submitted by writing to our Secretary at Enova International, Inc., 175 West Jackson Blvd., Suite 600, Chicago, IL 60604. The Nominating and Corporate Governance Committee will consider stockholders' recommendations for candidates for the Board using the same criteria described above.

Our Nominating and Corporate Governance Committee reviews annually the overall skills, characteristics and experience of our Board.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the roles of Chairman and CEO may be separated or combined, as the Board determines from time to time. Our Board has appointed Mr. Fisher as our Chairman and Mr. Cunningham as our CEO effective January 1, 2026. In addition, our Board has appointed Mr. Gray to serve as our Lead Independent Director.

The Lead Independent Director’s responsibilities include:

•
presiding over all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
•
communicating to the Chairman feedback from executive sessions as appropriate;
•
serving as liaison between senior management and the Board;
•
reviewing Board and committee agendas and schedules to confirm that appropriate topics are reviewed and sufficient time is allocated to each;
•
calling meetings of the independent directors, if desired;
•
supervising the Board’s determination of the independence of its directors; and
•
such other responsibilities as the independent directors may designate from time to time.

Our Board believes that the current leadership structure best serves our stockholders and that separating the roles of Chairman and CEO enables the new CEO to focus on his primary responsibility for the management of our company and the Chairman to support stability and continuity during the leadership transition. While our CEO is the person most familiar with our business and is in the best position to effectively identify strategic priorities and opportunities, our Chairman’s prior experience in the combined role of Chairman and CEO puts him in the best position to lead the Board in the discussion of the execution of our strategy and facilitate the flow of information between the Board and management.

Our Board believes that the designation of a Lead Independent Director with substantive responsibilities, a board comprised of a majority of members who are independent directors and our strong corporate governance policies and procedures achieve the appropriate balance to the non-independent Chairman and CEO.

The Board will regularly review its leadership structure and take into account the responsibilities of the leadership positions and the directors qualified to hold such positions. In conducting this review, the Board will consider, among other things: (i) the policies and practices in place that provide independent board oversight; (ii) our performance and the effect a particular leadership structure may have on that performance; (iii) the structure that serves the best interests of our stockholders and (iv) any relevant legislative or regulatory developments.

The Board’s Role in Risk Management

Our full Board oversees our risk management process. Our Board oversees a company-wide approach to risk management, carried out by our management and supported by external advisors. Our full Board determines the appropriate level of risk for us generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks. Management regularly reports to the full Board or the relevant committees on Enova’s oversight of various enterprise risks, including but not limited to credit, liquidity, legal, regulatory compliance, cybersecurity and operational risks.

While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risks in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks as well as financial and regulatory compliance risks. Our Audit Committee also supports the Board’s oversight of cybersecurity risks, including reviewing the Company’s cybersecurity risk management approach and interaction with various members of management on cybersecurity risks. Our Nominating and Corporate Governance committee is responsible for overseeing the management of risks associated with maintaining the independence of our Board. Pursuant to our Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Culture and Community

Since Enova’s founding, we have been committed to delivering on our mission of helping hardworking people get access to fast, trustworthy credit. Our customers include the large portion of individuals and businesses in our markets who cannot get a loan from a bank. They rely on us for transparent, fair credit options that meet them where they are, enable them to manage their current financial matters and provide them with the opportunity to improve their financial health. In order to deliver on our mission, we focus on advancing our values-driven culture. We put our customers first by developing innovative features, upholding responsible business practices and providing customers with the flexibility they need and the world-class service they deserve. This commitment to excellence extends to our corporate culture. Starting with senior leadership and extending to all levels of the organization, we value and encourage the unique perspectives and contributions of our diverse team members. We know that diverse teams outperform homogeneous ones, and we strive to foster inclusivity and belonging across the organization. Beyond investing in the wellbeing of our customers and our employees, we also take seriously our responsibility to act as a good corporate citizen. That’s why Enova is committed to giving back to the communities where our employees live and work and to minimizing our impact on the environment.

Environmental

Enova has an online-only business model and partially distributed workforce, resulting in a relatively limited environmental footprint. However, we recognize we have a responsibility to minimize and offset our impact on the planet, which is why we began a carbon offsetting program through projects such as deforestation prevention in the Amazon and a solar power plant in Rajasthan, India. We have offset our carbon emissions in 2021, 2022, 2023 and 2024 and are in the process of offsetting our 2025 emissions. In addition, our headquarters in downtown Chicago is LEED Gold certified, and the interiors of our Utah location are LEED Gold certified. Our Chicago, Denver, New York and Utah offices are ENERGY STAR certified. The LEED program evaluates and recognizes buildings based on factors related to climate change, water resources, biodiversity, green economy, community and natural resources.

Employees

We recognize that our people are the driving force behind our business, which is why we work to foster an engaging and inclusive work environment for our diverse team. We strive to offer competitive pay and benefits and healthy work-life balance while providing team members with opportunities to grow, learn and advance their careers.

Regarding ongoing education, we offer learning and development opportunities to every Enova employee. Our learning and development are facilitated and guided primarily by our Talent Development team, Operations Learning and Development team, company leaders, subject matter experts and our People team. We utilize an enterprise learning management system to deliver and manage all online learning. Enova employees can utilize tuition reimbursement or department training budgets for external learning and development. In addition, we invest in our talent through our leadership and mentor programs, as well as other events focused on professional development.

The primary objectives of our compensation program are to: attract, motivate and retain the best talent; encourage and reward high performance and results, while aligning short- and long-term interests with those of our stockholders; reinforce our strategy to grow our business as we continue to innovate; and support Enova’s core values. We offer employees competitive and comprehensive total rewards packages. For U.S.-based employees, this includes competitive base bay; annual bonus consideration; long-term incentive grants; employer-subsidized health, dental and vision insurance; employer match for 401(k) savings; paid time off; unpaid time off; group term life and disability insurance; a paid volunteer day; paid holidays; paid parental leave; and a summer hours program. Enova offers additional corporate perks to its U.S.-based employees, including a discount savings program, tuition reimbursement, last-minute childcare reimbursement and meal ordering. Enova also offers a paid four-week sabbatical program for eligible employees. Legal, financial and work-life solutions and support are available through our Employee Assistance Program.

We are committed to fostering a culture where everyone is treated equitably and fairly, with a sense of belonging, community and value. We believe this is important to all aspects of our business, including our goal to attract, develop and retain top talent. Our business is better when we have a team of people with diverse backgrounds, experiences, talents, skills and perspectives contributing to our success, enhancing our ability to deliver world-class products and exceptional customer service to our diverse customer base. Our seven affinity groups—APEX @ Enova (Asian Pacific Experience), B.L.A.C.K. @ Enova (Boosting Love Achievement Culture Knowledge), HOLA @ Enova (Hispanic or Latino Alliance), Parents @ Enova, Pride @ Enova, South Asians @ Enova and Women @ Enova—planned and executed 25 successful events and Culture Conversation panels in 2025. We believe these events made a genuine impact on our employees’ sense of belonging, allowing employees to share their cultures and feel like their authentic selves at work. We sponsored ChiWitCon (Chicago Women in Technology Conference) for the tenth year in a row, doubling the attendance of last year’s conference. The OWLs (Operation Women Leaders) program that launched in 2022 continued for its fourth year, run by leaders of our operations teams. Lastly, we continued to provide charitable donations to various nonprofit organizations, increasing giving from last year. Through community investment, education, recruiting practices and engagement efforts, Enova will continually strive to support inclusivity and belonging both inside Enova and in our communities, which we believe helps support and grow our business.

Customers

Enova’s products provide fair, transparent and fast credit options for millions of people who are likely to be turned down by a bank or credit union. We follow through on our core value of Customer First by developing fair, transparent products that meet customers where they are in their credit journey and provide them with a path forward. At the most basic level, this means following all applicable product labeling requirements, including Truth in Lending Act disclosures, offering products and services designed to adhere to the myriad financial protection regulations at the federal, state and local level.

It also means protecting our customers’ data and privacy. Our IT Risk Management team carefully monitors data protection and privacy risks and practices to ensure data security and customer privacy. We follow privacy practices that comply with national and state legislative requirements and uphold National Institute of Standards and Technology data security and cybersecurity standards. All of our employees are required to complete regular compliance training multiple times per year, delivered through our learning management system. Our compliance training modules are regularly updated to reflect changes in national and state laws and regulations.

Beyond these basics, we are committed to providing customers with the highest quality products with the innovative features they want and the world-class service they deserve. Our business practices reward employees for responsible decision-making and driving positive customer outcomes. We recognize that upholding our mission of providing fast, trustworthy credit for hardworking people is paramount and, as we always have, we will endeavor to make the best, most responsible lending decisions for our customers.

Our products also offer customers the opportunity to improve their financial health. Federal Reserve data confirms those with credit scores under 680 apply for credit at the same rate but are rejected at more than four times the rate of those with higher credit scores. In addition, a financial health survey of our customers showed that approximately half of customers report they have had fewer opportunities to build credit history. Through our NetCredit brand, we report on-time payments to the major credit bureaus so that customers can build their credit history and achieve lower-cost credit over time. Our research shows that NetCredit customers report higher credit scores which make them eligible for lower APRs with us or other lenders for subsequent loans.

We also provide our consumer and SMB customers with resources to help them improve their financial health. For instance, Enova’s SpringFour partnership connects customers with trusted resources nearby to help them explore options for covering expenses, get in touch with employment services and save money. Our brands also publish resources for customers on their blogs.

Our commitment to consistently putting our customers first is reflected in our customer service scores. Our brands attained Trustpilot scores at the beginning of 2026 between 4.3 and 4.8 out of a total possible score of 5.0.

Community

We are dedicated to having a positive impact on the communities where we live and work. At a company level, Enova invests financially in organizations that are dedicated to strengthening and broadening access to quality education; improving the lives of children and young adults in need; and providing access to high quality financial literacy programs. In total, Enova donated approximately $540,000 to nonprofits in 2025.

Through our Enova Gives program, we plan volunteer opportunities for employees and amplify the impact employees can have on causes they care about. Corporate employees are granted one paid volunteer day per calendar year to volunteer with or on behalf of a qualified 501(c)(3) non-profit organization of their choice during work hours. In addition, Enova matches charitable donations from employees to qualifying 501(c)(3) non-profit organizations—up to $500 per person each calendar year. Twice per year, two non-profit organizations that receive donations under the matching program become eligible for an additional one-time donation, to be decided by employee vote.

Enova is also an active member of the Chicago technology community. In conjunction with our Women @ Enova affinity group, we founded the Chicago Women in Technology Conference (ChiWitCon) in 2016. The annual conference serves as an inspiring event that brings the achievements, aspirations and career interests of women in technology to the forefront.

Governance

As a publicly-traded company with an established national presence, our Board is dedicated to its oversight responsibilities and oversees our internal policies as they relate to risk management and compliance. For additional information on matters related to our corporate governance, see “Corporate Governance Philosophy” and “Corporate Governance Structure and Function” above.

Compensation Committee Interlocks and Insider Participation

During 2025, the Compensation Committee consisted of Daniel R. Feehan (Chair), Gregg A. Kaplan and Mark A. Tebbe. Currently and at all times during 2025, none of our executive officers served on the compensation committee or as a director of another entity where an executive officer of that entity also served on our Compensation Committee or the Board. None of the members of our Compensation Committee has a relationship with us that is required to be disclosed under Item 404 of SEC Regulation S-K.

Director Compensation

We provide competitive compensation to our non-employee directors that is designed to attract and retain high-quality directors, provide them with compensation at a level that is consistent with our compensation objectives and encourage their ownership of our stock to further align their interests with those of our stockholders. Our directors who are also employees receive no additional compensation or stock awards for service on our Board, although we may reimburse them for travel and other expenses. Each non-employee director earns an annual retainer of $100,000. We pay an additional annual retainer of $30,000 to the independent director serving as the Lead Independent Director and the non-employee director chair of the Audit Committee, and we pay an additional annual retainer of $25,000 to the non-employee director chairs of each of the Compensation Committee and the Nominating and Corporate Governance Committee. These retainers are paid in cash in quarterly installments.

Our non-employee directors are each eligible to receive an annual grant of RSUs on or shortly following the date of each annual meeting of stockholders at which they are elected. Directors first appointed to the Board other than at an annual meeting are eligible to receive a prorated RSU grant at the time appointed. An annual RSU grant valued at $170,000 was made to each of our non-employee directors on May 14, 2025. The RSUs fully vest 12 months from the grant date. The number of RSUs granted was determined based on the average of the closing price of our common stock for the last 45 trading days preceding the grant date. In the event of a director’s retirement from the Board or his or her death or disability after at least five consecutive years of service on the Board and subject to such other conditions in accordance with discretionary equity benefit retirement criteria adopted by the Compensation Committee, the Compensation Committee may, in its sole discretion (if at all), approve the acceleration of vesting of any unvested RSUs held by such director at the time of his or her separation of service from the Board.

The table below sets forth the director compensation paid or earned by our non-employee directors in fiscal year 2025. Mr. Fisher, who also served as our CEO in fiscal year 2025, and Mr. Cunningham, who also served as our Chief Financial Officer in fiscal year 2025, received no compensation for serving as directors and are not included in the table below.

Name	Fees Earned or Paid in cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Ellen Carnahan	130,000	178,894	—	308,894
Lindsay Y. Corby	100,000	178,894	—	278,894
Daniel R. Feehan	125,000	178,894	4,033	307,927
William M. Goodyear	100,000	178,894	6,453	285,347
James A. Gray	130,000	178,894	—	308,894
Gregg A. Kaplan	100,000	178,894	1,759	280,653
Mark P. McGowan	100,000	178,894	—	278,894
Linda Johnson Rice	125,000	178,894	—	303,894
Mark A. Tebbe	100,000	178,894	—	278,894

(1)
Each non-employee director was granted 1,803 RSUs under the Company’s 2014 LTIP, valued at $94.28 per share, the average of the closing price of our Common Stock for the last 45 trading days preceding the grant date. In accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), the amounts in this column were calculated by multiplying the number of RSUs granted by the closing stock price of Enova’s common stock on the last trading day preceding the grant date, which was $99.22 for each of the other non-employee directors. These awards will vest 12 months from the date of grant. In addition, all unvested RSUs granted will automatically vest if a change-in-control occurs prior to the termination of the director’s service on our Board. Each vested RSU entitles the director to receive one share of our common stock shortly after vesting. As of December 31, 2025, the total number of outstanding stock awards held by each non-employee director was 1,803.
(2)
For Messrs. Feehan, Goodyear and Kaplan, the amount shown represents reimbursements for travel expenses.

Compensation Discussion and Analysis

Executive Summary

The goal of our executive compensation program is to attract, motivate and retain high-quality executives who will provide leadership for our success in dynamic and competitive markets. We seek to accomplish this goal in a way that rewards performance and is aligned with our stockholders’ long-term interests. We believe in pay for performance, as further detailed throughout our “Compensation Discussion and Analysis.” We believe that our NEOs’ compensation illustrates our pay-for-performance culture as a significant portion of the compensation paid to our NEOs is comprised of short- and long-term incentive compensation that is based on our performance or the performance of our common stock. The connection between pay and performance is the cornerstone of our executive compensation philosophy and strategy and serves to validate the design of our executive compensation program, which consists of the following primary elements:

•
Market competitive base salaries;
•
Short-term cash incentive opportunities driven primarily by quantitative measures, including measures based on our revenue, adjusted EBITDA and adjusted EPS performance (each as defined below), and supplemented with qualitative measures such as maintaining effective compliance and training programs, maintaining high customer satisfaction levels and further integrating our values into the way we work and improving diversity at Enova; and

•
Long-term incentive opportunities consisting of stock options and time-based RSUs.

We believe our 2025 executive compensation program strongly linked company performance and executive pay and aligned the interests of our NEOs with the interests of our stockholders. The Compensation Committee monitors market practices to ensure that our executive compensation program continues to reflect our strategy and remains competitively positioned and appropriately structured to align pay and performance. The Company’s 2025 financial results are reflected in full-year results of:

•
Revenue: $3,152 million, resulting in above target-level of performance (103% of target) for this performance measure under the 2025 short-term incentive opportunity.
•
Adjusted EBITDA: $821 million, resulting in above target-level of performance (110% of target) for this performance measure under the 2025 short-term incentive opportunity.
•
Adjusted EPS: $12.96, resulting in above target-level of performance (113% of target) for this performance measure under the 2025 short-term incentive opportunity.

In light of this financial performance and achievement of established qualitative plan objectives, the Compensation Committee approved an overall short-term cash incentive payout of 123.2% of target.

Named Executive Officers

The following individuals were our NEOs for fiscal year 2025.

Name	Position During 2025
David Fisher(1)	Chief Executive Officer (Principal Executive Officer)
Steven Cunningham(2)	Chief Financial Officer (Principal Financial Officer)
Kirk Chartier	Chief Strategy Officer
Sean Rahilly	General Counsel and Chief Compliance Officer

(1)
Mr. Fisher transitioned to the role of Executive Chairman of the Board effective January 1, 2026.
(2)
Effective January 1, 2026, Mr. Cunningham was appointed as Chief Executive Officer and Scott Cornelis was appointed as Chief Financial Officer.

Our Compensation Philosophy and Objectives

Our Compensation Committee determines the design of our executive compensation program and has implemented the executive compensation policies and practices described below.

General

We believe compensation provided to our executives should be performance-based, competitive in the markets and industries in which we compete for talent, closely linked to our stockholders’ interests and reflect each executive’s contribution in enhancing our stockholders’ investment in us.

Primary Objectives

The primary objectives of our executive compensation program are to:

•
attract, motivate and retain the best executive talent;
•
encourage and reward high performance and results, while aligning executive short- and long-term interests with those of our stockholders;
•
reinforce our strategy to grow our business as we continue to innovate, execute and diversify;

•
align an appropriate level of risk to be taken by our executives to achieve sustained long-term growth while discouraging excessive risk taking to achieve short-term results, and
•
support Enova’s core values.

Compensation Committee’s Role in Establishing Executive Compensation

Our Compensation Committee approves, or recommends to the independent members of our Board for approval, all compensation decisions relating to our NEOs and other executive officers, including grants of short- and long-term incentive awards, which may include cash- and equity-based awards. Key responsibilities of our Compensation Committee are to:

•
ensure our executives are fairly compensated based upon results and contributions to our growth and profitability;
•
ensure our executives are incentivized to achieve exceptional performance and rewarded for outstanding results;
•
make executive compensation decisions that support our compensation philosophy and our strategic and risk objectives, as well as stockholder interests;
•
provide oversight of our executives’ compliance with our stock ownership guidelines; and
•
assess the risks associated with our executive compensation programs.

Management’s Role in Establishing Compensation

Our CEO is the primary management contact with our Compensation Committee. Our CEO recommends to the Compensation Committee changes in compensation for our other NEOs and other executive officers, based on an assessment of each individual’s responsibilities and contributions to our results and the individual’s potential for future contributions to our success. None of the other executive officers are involved in the CEO’s compensation recommendations, and neither the CEO nor any other executive officers are involved in the determination of the CEO’s compensation.

Compensation Committee Interaction with Compensation Consultants

Since 2014, the Compensation Committee has engaged Towers Watson & Co., n/k/a Willis Towers Watson plc (WTW), an executive compensation consulting firm, to assist with its review of the compensation programs for our executive officers and the compensation disclosures in this proxy statement. Although the Compensation Committee retains WTW, WTW interacts directly with our executive officers when necessary and appropriate. WTW’s advisory services include providing industry and peer group compensation data, presenting compensation plan designs to the Compensation Committee for consideration, conducting an annual risk assessment of our executive compensation programs and attending Compensation Committee meetings. The Compensation Committee considered and assessed the factors relevant to SEC and NYSE rules with respect to advisor independence and potential conflicts of interest and determined that WTW is an independent executive compensation consulting firm.

Competitive Reference Points

Our Compensation Committee selects competitive market reference points with which we compare our executive compensation policies and practices from time to time. The Compensation Committee may retain compensation consultants to gather and present such information.

In making compensation decisions, the Compensation Committee has historically reviewed the compensation policies and practices of a peer group of publicly-traded companies (Executive Compensation Peer Group) participating in a sufficiently broad range of industries to capture the uniqueness of our business, customers, industry, technology, markets where we compete for talent and regulatory environment. The companies selected by our Compensation Committee for the Executive Compensation Peer Group are of a similar size by revenue to Enova and operate in high-technology, internet retail, online-focused consumer finance or in other highly regulated industries.

Our Compensation Committee engaged WTW to review and propose updates, as needed, to the Executive Compensation Peer Group to be used by the Compensation Committee in determining compensation to be paid to our NEOs for fiscal year 2025 and to provide compensation information for these companies. The following publicly traded companies were selected as our Executive Compensation Peer Group for fiscal year 2025 compensation decisions:

• Bread Financial Holdings, Inc.	• Morningstar, Inc.
• Envestnet, Inc.	• Navient Corporation
• Euronet Worldwide, Inc.	• NCR Atleos Corporation
• Fair Isaac Corporation	• Nelnet, Inc.
• FirstCash Holdings, Inc.	• OneMain Holdings, Inc.
• Green Dot Corporation	• PROG Holdings, Inc.
• Jack Henry & Associates, Inc.	• SoFi Technologies, Inc.
• LendingClub Corporation	• The Western Union Company
• LendingTree, Inc.	• TransUnion

We believe it is important to maintain peer group stability from year-to-year, but equally important to make changes when they would improve market comparability and better align with our peer group selection criteria. As such, in 2025, with the support of WTW, the Compensation Committee approved the following changes to the foregoing peer group with respect to the peer group to be used for fiscal year 2026 compensation decisions: the removal of .Envestnet, Inc. and the addition of Broadridge Financial Solutions, Inc.

Our Compensation Committee considers the Executive Compensation Peer Group compensation information provided by our compensation consultant as a reference point when making compensation decisions and assessing the market competitiveness of our compensation programs for our NEOs with respect to the following elements of compensation:

Base Salaries. Subject to the discretion of the Compensation Committee, our base salaries generally range between the 50th and 75th percentile of our Executive Compensation Peer Group, aligning closer to the 75th percentile for sustained superior performance;

Short-term Incentive Compensation. Subject to the discretion of the Compensation Committee, short-term incentive compensation targets generally range between the 50th and 75th percentile of our Executive Compensation Peer Group, with awards aligning closer to the 75th percentile for sustained superior performance; and

Long-term Incentive Compensation. Subject to the discretion of the Compensation Committee, long-term incentive compensation targets generally range between the 50th and 75th percentile of our Executive Compensation Peer Group, with awards aligning closer to the 75th percentile for sustained superior performance.

Advisory Vote on 2024 Executive Compensation

At our 2025 annual meeting of stockholders, 86.6 percent of the votes cast approved the non-binding, advisory vote on the 2024 compensation of our named executive officers as disclosed in our proxy statement for the 2025 annual meeting. Our Compensation Committee believes this result affirms our stockholders’ support of the Company’s approach to executive compensation; however, the Compensation Committee and the Company will continue to review and refine its executive compensation programs as business and industry conditions change. The Compensation Committee also will continue to consider the outcome of our stockholders’ annual advisory votes on executive compensation and other important input from our stockholder engagement efforts when making future compensation decisions for our named executive officers.

Principal Elements of Our Executive Compensation Program

Our executive compensation program is comprised of the following elements:

•
Base salary.
•
A performance-based annual cash incentive award, intended to increase stockholder value and our success by motivating executives to perform at their best and meet and exceed specified objectives.
•
The goal of the annual cash incentive award is to provide executives with motivating incentives based on the achievement of goals relating to Enova or Enova’s individual business units.
•
Clear and objective financial and non-financial performance goals, including strategic and compliance-oriented qualitative initiatives, are established to provide an opportunity for increased rewards for exceptional results.
•
Long-term incentive compensation consists of time-based RSUs and stock options. The purpose of our long-term incentives is to promote Enova’s long-term business strategy and the interests of our stockholders by:
•
providing a line of sight to the long-term strategic goals of Enova;
•
attracting and retaining executive talent;
•
enabling executives to participate in our long-term growth and develop a sense of ownership by acquiring a proprietary interest in Enova; and
•
providing long-term equity incentives with upside earnings opportunity for exceptional performance and, in the case of stock options, with earnings opportunity only in the event Enova’s share price increases over time.

Some of our stockholders have voiced a preference that a portion of named executive officers’ long-term equity incentives should vest based on the achievement of specific performance goals relating to our business strategy. At the same time, however, many of our other stockholders acknowledged that options are prevalent in the financial technology industry and consider them to be performance-based in that no value is recognized unless the stock price appreciates, a perspective shared by the Compensation Committee. In addition, many of our stockholders agreed that we had the appropriate mix of equity vehicles for our industry and stage. We believe that we would be disadvantaged if we did not offer time-vested equity awards since most companies with which we compete for top talent (including the vast majority of companies in the Executive Compensation Peer Group) provide time-vested equity awards to their executive team.

Each year the Compensation Committee evaluates the appropriate equity vehicles for executive compensation, and as part of this evaluation considers, and will continue to consider, the use of awards that vest based on specific performance criteria.

•
Retirement benefits, including a 401(k) plan, a nonqualified savings plan, a supplemental executive retirement plan and a severance pay plan for executives.
•
100% health insurance coverage (medical, dental and vision).
•
Certain additional benefits available to executives that may include: employment contracts, retention agreements and other similar benefits, including, but not limited to, executive short-term and long-term disability plans, which are not expected to be utilized frequently but may be used selectively and only if and when appropriate.

In addition to our Compensation Committee, from time to time our Board may also review and approve our executive compensation philosophy or elements thereof and other matters related thereto when necessary or appropriate.

2025 Compensation for Named Executive Officers

The 2025 compensation levels for Messrs. Chartier, Cunningham and Rahilly were recommended by Mr. Fisher with the ultimate compensation levels reviewed and approved by the Compensation Committee at the beginning of fiscal year 2025. In determining 2025 compensation levels, the Compensation Committee considered each element of compensation and the fit of each such element into the respective officer’s total compensation package. The compensation packages were designed with a goal of balancing short-term compensation, including base salary and short-term incentive compensation, with long-term compensation. The Compensation Committee believes that providing both short-term incentive compensation that is paid based on the achievement of specific quantitative and qualitative targets and share-based long-term incentive compensation that provides equity ownership in the Company helps to align our NEOs’ interests with those of our stockholders.

Base Salary

Base salaries are reviewed and considered by the Compensation Committee on an annual basis or as otherwise deemed appropriate by the Compensation Committee. Mr. Fisher’s 2025 base salary was set by the Compensation Committee at a level the Compensation Committee believed to be competitive in the market in which we compete for talent and reflective of solid 2024 performance. In recommending the 2025 base salaries for Messrs. Chartier, Cunningham and Rahilly, Mr. Fisher took into consideration the overall performance of the Company, each officer’s breadth of responsibilities, their impact on financial and operational results over the prior year, their leadership and accomplishments that affected the Company’s performance, their achievement of goals throughout the year and competitive market positioning.

The annual base salaries for our NEOs as of December 31, 2025, including their percentage increase over their salaries in effect on December 31, 2024 were as follows:

Name	2025 Annual Base Salary ($)	2024 Annual Base Salary ($)	Percentage Difference from 2024 to 2025
Mr. Fisher	1,035,000	995,000	4.0%
Mr. Cunningham	637,888	601,781	6.0%
Mr. Chartier	512,534	497,606	3.0%
Mr. Rahilly	479,774	452,617	6.0%

Short-Term Incentive Compensation

Enova’s Senior Executive Bonus Plan provides for 75% of the total short-term cash incentive (STI) compensation opportunity, and our Discretionary Bonus Plan provides for 25% of the total STI compensation opportunity (collectively, the 2025 STI plan).

In February 2025, the Compensation Committee approved the performance measures and goals along with the threshold, target and maximum opportunities for the awards to be made under the Senior Executive Bonus Plan and the Discretionary Bonus Plan for the 2025 performance period. The threshold, target and maximum opportunities, which are set as a percentage of base salary for each NEO, may vary from year to year at the discretion of the Compensation Committee. The target award amounts for total 2025 STI compensation, as a percentage of base salary, for our NEOs were as follows (threshold and maximum opportunities were 50% and 200% of target, respectively, consistent with 2024):

Name	Target as a Percentage of Base Salary
Mr. Fisher(1)	150%
Mr. Cunningham	100%
Mr. Chartier	80%
Mr. Rahilly	75%

(1)
Mr. Fisher’s STI target increased to 150% in 2025 from 140% in 2024 based on his individual performance in 2024 and to be more consistent with his peers externally.

The 2025 STI performance measures and goals that were established for the awards made under the Senior Executive Bonus Plan portion of the 2025 STI Plan were based on equal weightings of our (i) revenue (2025 Revenue), calculated in accordance with U.S. generally accepted accounting principles (GAAP), (ii) earnings before interest, income taxes, depreciation and amortization expenses and foreign currency transaction gain (loss), net (EBITDA), adjusted for certain items, which is a non-GAAP financial measure (2025 Adjusted EBITDA) and (iii) adjusted earnings per share (Adjusted EPS), which is also a non-GAAP financial measure (2025 Adjusted EPS). Payment of the STI awards granted under our Senior Executive Bonus Plan was subject to achievement of the following performance conditions:

•
Earnings Thresholds: Potential STI awards began to accrue based on formulas set forth in the Senior Executive Bonus Plan once the earnings thresholds for 2025 Revenue, 2025 Adjusted EBITDA and/or 2025 Adjusted EPS set by the Compensation Committee (the Earnings Thresholds) were exceeded.
•
Earnings Targets: Under the terms of the Senior Executive Bonus Plan, if the earnings targets set by the Compensation Committee for 2025 Revenue, 2025 Adjusted EBITDA and 2025 Adjusted EPS (the Earnings Targets) were achieved, then the NEO would be eligible to receive a cash payment equal to 100% of his or her target award with respect to each such Earnings Target achieved. If one or more Earnings Targets was exceeded, each NEO was eligible to receive a cash payment in excess of his or her target award with respect to the Earnings Target exceeded calculated in accordance with the formula set forth in the Senior Executive Bonus Plan.

The aggregate amounts of our quarterly Earnings Thresholds, Earnings Targets and Earnings Maximums for each of 2025 Revenue, 2025 Adjusted EBITDA and 2025 Adjusted EPS were as follows:

2025 STI performance measures
	Threshold ($)	Target ($)	Maximum ($)
2025 Revenue	2,757.6 million	3,064.0 million	3,676.8 million
2025 Adjusted EBITDA	599.3 million	749.2 million	1,048.8 million
2025 Adjusted EPS	9.15	11.44	16.02

Our actual 2025 Revenue was $3,152 million.

Our actual 2025 Adjusted EBITDA was $820.9 million, which is comprised of the following (in thousands):

2025 Adjusted EBITDA
Net income	$308,389
Depreciation and amortization expenses	41,831
Interest expense, net	339,305
Foreign currency transaction gain	(367)
Provision for income taxes	92,645
Stock-based compensation expense	33,096
Adjustments:
Transaction-related costs(1)	6,566
Equity method investment income(2)	(1,559)
Other nonoperating expenses(3)	1,019
2025 Adjusted EBITDA	$820,925

Our actual 2025 Adjusted EPS was $12.96 per share, which is comprised of the following:

2025 Adjusted EPS
Diluted earnings per share	$11.52
Adjustments:
Transaction-related costs(1)	0.25
Equity method investment income(2)	(0.06)
Other nonoperating expenses(3)	0.04
Intangible asset amortization	0.27
Stock-based compensation expense	1.24
Foreign currency transaction gain	(0.01)
Cumulative tax effect of adjustments	(0.29)
2025 Adjusted EPS	$12.96

(1)
Expenses related to our pending acquisition of Grasshopper Bancorp, Inc.
(2)
Equity method investment income related to our investment in On Deck Capital Australia PTY LTD.
(3)
Losses on early extinguishment of debt related to the repayment of debt.

The following table summarizes the target opportunities and actuals as well as the average payout percentages, which resulted in total STI payments made at 131.0% of target levels under the terms of the Senior Executive Bonus Plan:

	2025 STI performance measures
	Actual ($)	Target ($)	Payout Percentage
2025 Revenue	3,151.7 million	3,064.0 million	118.6%
2025 Adjusted EBITDA	820.9 million	749.2 million	131.1%
2025 Adjusted EPS	12.96	11.44	143.2%
2025 STI payout as a percent of target payout (average):			131.0%

Threshold, target and maximum opportunities under the Senior Executive Bonus Plan for 2025 for each of our NEOs and the payments earned under the Senior Executive Bonus Plan for 2024 were as follows:

	Senior Executive Bonus Plan
Name	Threshold ($)	Target ($)	Maximum ($)	Payment Earned ($)
Mr. Fisher	580,215	1,160,430	2,668,989	1,519,815
Mr. Cunningham	238,021	476,042	1,094,895	623,472
Mr. Chartier	153,368	306,735	705,491	401,731
Mr. Rahilly	134,267	268,534	617,628	351,699

Our Compensation Committee also adopted four performance objectives and target opportunities for the 2025 performance period under the Discretionary Bonus Plan. The performance objectives were to (i) achieve a 97.5% completion rate within 15 days after the year end for all training courses, (ii) maintain effective compliance and training programs in the jurisdictions in which we operate such that there are no significant regulatory actions taken by our regulators, (iii) maintain high customer satisfaction levels and (iv) further integrate our values into the way we work and improve diversity. The Discretionary Bonus Plan is intended to increase stockholder value and our success by providing our officers and other employees with bonus awards based upon exceptional individual achievement or exceptional performance by us or our individual business units, which ultimately leads to stockholder value creation and enhances our financial performance over the long-term. The Compensation Committee assessed the Company’s performance against the 2025 Discretionary Bonus Plan performance objectives and determined that the qualitative 2025 Discretionary Bonus Plan performance objectives were achieved above target performance for each of our NEOs. Based on performance relative to the aforementioned performance objectives and individual performance levels, the Compensation Committee approved the following actual payments under the Discretionary Bonus Plan to our participating NEOs:

	Discretionary Bonus Plan
Name	Target ($)	Payment Earned ($)
Mr. Fisher	386,810	672,849
Mr. Cunningham	158,681	276,021
Mr. Chartier	102,245	177,853
Mr. Rahilly	89,511	155,703

In summary, aggregate payments earned under the 2025 STI plan by each of our participating NEOs were as follows:

Name	Senior Executive Bonus Plan ($)	Discretionary Bonus Plan ($)	Total ($)	Percent of Target
Mr. Fisher	1,519,815	672,849	2,192,664	142%
Mr. Cunningham	623,472	276,021	899,493	142%
Mr. Chartier	401,731	177,853	579,584	142%
Mr. Rahilly	351,699	155,703	507,402	142%

Long-Term Incentive Compensation

Long-term incentive compensation was awarded under the Company’s Fourth Amended and Restated 2014 Long-Term Incentive Plan (2014 LTIP). The purpose of the 2014 LTIP is to promote the interests of Enova and its stockholders by giving us a competitive advantage in attracting, retaining and motivating employees, officers, consultants and directors capable of assuring our future success. The 2014 LTIP is designed to provide such persons incentives that are directly linked to the profitability of our business and increases in stockholder value, and to afford such persons an opportunity to acquire a proprietary interest in Enova. A variety of plan-based awards may be made under the 2014 LTIP, including both equity and non-equity based awards.

In February 2025, our Compensation Committee approved long-term incentive (LTI) awards under the 2014 LTIP to our NEOs. These awards consisted of an LTI mix consisting of approximately 50% RSUs and 50% stock options, with the stock options granted quarterly to temper the impact of Enova’s stock price volatility on the stock option grants.

The long-term incentive awards granted in 2025 were intended to motivate our NEOs to achieve or exceed performance goals and enhance retention.

The following table shows the number of RSUs and stock options granted to each of our NEOs in fiscal year 2025 and the grant date fair market value of such awards (in dollars and as a percentage of base salary):

Name	Number of RSUs Granted (#)	Number of Stock Options Granted (#)	Grant Date Fair Value of the Grant ($)(1)	Grant Date Fair Value as a Percentage of Base Salary	Target as a Percentage of Base Salary
Mr. Fisher	36,492	89,968	8,090,804	782%	730%
Mr. Cunningham	34,932	26,584	5,118,109	802%	350%
Mr. Chartier	6,807	16,780	1,509,117	294%	275%
Mr. Rahilly	4,055	9,996	898,993	187%	175%

(1)
The amounts shown in this column represent the grant date fair value of the RSUs granted to the NEOs in February 2025 and stock options granted to the NEOs in February 2025, May 2025, August 2025 and November 2025. The numbers of RSUs and stock options granted were determined based on the average of the closing price of our common stock and fair market value based on the Black-Scholes method of valuation, respectively, for the last 45 trading days preceding the grant date. See “Executive Compensation—Grants of Plan-Based Awards-2025” for additional information.

Perquisites and Other Personal Benefits

Enova provides perquisites and other personal benefits to its officers that it believes are reasonable and consistent with its overall compensation program. A description of these perquisites and personal benefits, including the attributed costs, for our NEOs for fiscal year 2025 are included in the “All Other Compensation” column of the Summary Compensation Table and described in the notes to that table.

2026 Compensation Decisions

Base Salary

The base salary increases for our NEOs for fiscal year 2026 are as follows:

Name	2026 Annual Base Salary ($)	2025 Annual Base Salary ($)	Percentage Difference from 2025 to 2026
Mr. Cunningham	850,000	637,888	33.3%
Mr. Fisher	825,000	1,035,000	-20.3%
Mr. Chartier	527,910	512,534	3.0%
Mr. Rahilly	503,763	479,774	5.0%

On December 30, 2025, the Compensation Committee approved the compensation for Messrs. Cunningham and Fisher in their new capacities as Chief Executive Officer and Executive Chairman of the Board of Directors, respectively, effective January 1, 2026. In addition, the Compensation Committee approved a 2026 annual base salary of $520,000 for Scott Cornelis, who succeeded Mr. Cunningham as Chief Financial Officer effective January 1, 2026.

In connection with its annual review of base salaries of our NEOs, in January 2026, our Compensation Committee approved increased annual base salaries for Messrs. Chartier and Rahilly effective as of February 15, 2026. Individual changes for our NEOs were supported by their individual performance, the performance of the areas of the business they manage and competitive market positioning and, for certain NEOs, changes in their roles and responsibilities.

Short-Term Incentive Compensation

In February 2026, our Compensation Committee approved the performance measures and goals of the STI plan for fiscal year 2026 (2026 STI plan), which includes the Senior Executive Bonus Plan and Discretionary Bonus Plan for our NEOs and other executive officers. The total target STI award amounts for 2026 expressed as a percentage of base salary for our NEOs and Mr. Cornelis for the 2026 STI plan are as follows:

Name	Target as a Percentage of Base Salary
Mr. Cunningham(1)	135%
Mr. Cornelis(1)	85%
Mr. Fisher(1)	130%
Mr. Chartier	80%
Mr. Rahilly(2)	80%

(1)
On December 30, 2025, the Compensation Committee approved the 2026 STI targets for Messrs. Cornelis, Cunningham and Fisher in their capacity as Chief Financial Officer, Chief Executive Officer and Executive Chairman of the Board of Directors, respectively, effective January 1, 2026.
(2)
Mr. Rahilly’s STI target increased to 80% in 2026 from 75% in 2025 based on his individual performance in 2025 and to be more consistent with his peers externally.

Our Compensation Committee has also adopted the same three financial objectives used for 2025 for the 2026 Senior Executive Bonus Plan (with equal weightings) with annual performance goals. The Compensation Committee has also adopted similar performance objectives for the 2026 Discretionary Bonus Plan for 2026.

Long-Term Incentive Compensation

In February 2026, our Compensation Committee approved the 2026 long-term incentive awards for our NEOs and other executive officers. 50% of the award was granted in RSUs and 50% of the award will be granted in the form of stock options on a quarterly basis:

Name	Target as a Percentage of Base Salary
Mr. Cunningham(1)	600%
Mr. Cornelis(1)	200%
Mr. Fisher(1)	520%
Mr. Chartier	275%
Mr. Rahilly(2)	200%

(1)
On December 30, 2025, the Compensation Committee approved the 2026 long-term incentive compensation targets for Messrs. Cornelis, Cunningham and Fisher in their capacity as Chief Financial Officer, Chief Executive Officer and Executive Chairman of the Board of Directors, respectively, effective January 1, 2026.
(2)
Mr. Rahilly's long-term incentive compensation target increased to 200% in 2026 from 175% in 2025 based on his performance and benchmarking to external peers.

Retirement and Other Benefits

On July 1, 2012, we established (i) the Enova International, Inc. 401(k) Savings Plan (Enova 401(k)), (ii) the Enova International, Inc. Nonqualified Savings Plan (Enova NQSP) and (iii) the Enova International, Inc. Supplemental Executive Retirement Plan (Enova SERP), in which our NEOs and other eligible employees may participate. We offer these plans to provide our executives and other eligible employees with retirement savings vehicles that are competitive in the marketplace in which we compete for talent.

Enova 401(k) and Enova Non-Qualified Savings Plan (NQSP)

Substantially all of our employees and those of our U.S. subsidiaries are eligible to participate in the Enova 401(k). Certain of our highly-compensated employees, including our NEOs, are also eligible to participate in the Enova NQSP.

We match 100% of the first 1% of pay and 50% of the next 5% of pay that each employee contributes to the Enova 401(k). All employee contributions are fully vested upon contribution. Our matching contributions will fully vest after an employee’s second year of service with us and will also fully vest if an employee dies, becomes disabled or reaches age 59 1/2 during employment. Employees may select from among several mutual funds when investing their 401(k) account funds.

The Enova NQSP is a nonqualified retirement savings plan into which eligible participants may contribute portions of their salary in excess of the 401(k) contribution limits. Enova NQSP participants can also defer up to 100% of their STI awards into the Enova NQSP. If a participant’s pay exceeds the IRS limit on amounts that could be taken into account for 401(k) employer match, we match 100% of the first 1%, plus 50% on up to the next 5% of compensation deferred to the Enova NQSP in excess of the 401(k) compensation limit; however, if a participant participates in both the Enova 401(k) and the Enova NQSP, the combined match to both plans is limited to 100% of the first 1%, plus 50% on up to the next 5% of the participant’s pay. The Enova NQSP generally offers the same investment options as the Enova 401(k). Our matching contributions to the Enova NQSP have a two-year service period cliff vesting requirement.

We generally distribute each participant’s Enova NQSP account in a lump sum shortly after the participant’s separation from service with us and all of our affiliates. Alternatively, a participant may elect to receive his or her Enova NQSP account at a later date or receive payments in no less than two and no more than 10 annual installments. Most officers may not receive a distribution of any portion of their account during the first six months after their separation from service. A participant generally may not receive any portion of his or her Enova NQSP account while employed, unless the participant makes an in-service distribution election before the deferred compensation is earned or suffers a severe financial hardship. We may pay Enova NQSP distributions from a Rabbi trust associated with the Enova NQSP or from the general assets of the entity that is the participant’s employer. A participant would have the rights of a general unsecured creditor of the entity that is his or her employer for any Enova NQSP benefits he or she is owed.

Supplemental Executive Retirement Plan

We provide supplemental executive retirement plan benefits to our officers and certain other eligible employees as a supplement to their retirement benefits under the Enova SERP. After the end of each plan year, we make discretionary supplemental contributions that are credited to the Enova SERP account of each NEO who was employed by us on the last day of the plan year. The rate of return of a participant’s Enova SERP account is determined by the rate of return on deemed investments in mutual funds that a participant selects. Enova SERP participants’ deemed investment options are generally the same as the investment options available under the Enova 401(k). Participants vest in their Enova SERP accounts over their first five years of service with us and are fully vested in their Enova SERP accounts and new contributions to those accounts after that five-year period.

We generally distribute each participant’s Enova SERP account as a lump sum payment soon after the participant’s separation from service with us and all of our affiliates. An Enova SERP participant may, however, elect to defer receipt of the Enova SERP account for at least an additional five years beyond his or her separation from service and may also elect to receive the Enova SERP account in up to ten annual installments. Most officers cannot receive a distribution of any portion of their account during the first six months after their separation from service. A participant generally may not withdraw any portion of his or her Enova SERP account during employment, except in the case of a severe financial hardship. We may pay Enova SERP benefits from a Rabbi trust associated with the Enova SERP or from the general assets of the entity that is the participant’s employer. A participant would have the rights of a general unsecured creditor of the entity that is his or her employer for any Enova SERP benefits he or she is owed.

Our Compensation Committee administers the Enova SERP and annually determines the supplemental contributions for each of our NEOs. The targeted (but non-binding) amount of the supplemental contribution for each plan year is a percentage of each participant’s base salary, plus the lesser of (a) the participant’s target STI award payable during the plan year for the preceding year’s performance and (b) the actual STI award paid during the plan year based on the preceding year’s performance. The contribution amounts are prorated for the portion of the year that a participant was eligible to participate in the Enova SERP and are credited to the participant’s Enova SERP account before March 15 of the following year. For fiscal year 2025, the supplemental contributions for each of our NEOs, reflected as a percentage of the combined base salary paid during the year and the target STI award granted for fiscal year 2025, are listed below.

Name	Enova SERP Contribution
Mr. Fisher	10.5%
Mr. Cunningham	9.0%
Mr. Chartier	9.0%
Mr. Rahilly	9.0%

For the Enova SERP, each of our NEOs had more than five years of service and were fully vested in our SERP and 401(k) contributions at the end of 2025.

Discretionary Vesting of Equity Awards upon Retirement

In the event of an executive’s retirement, death or disability, and subject to meeting certain minimum service and age requirements at the time of retirement under discretionary equity benefit retirement criteria adopted by the Compensation Committee, the Compensation Committee may determine, in its sole discretion (if at all) and at the time of any such separation of service, to approve the accelerated vesting of any unvested RSUs or permit the continued exercisability of any unvested stock options held by such executive as of the date of such executive’s separation from the Company.

Severance Arrangements for Named Executive Officers Upon a Change in Control

We are party to Executive Change-in-Control Severance and Restrictive Covenant Agreements (CIC Agreements) with our executive officers that, following an initial two-year term, automatically extend for one-year periods each year, unless we or the executive officer provide notice not to extend the term at least six months prior to the scheduled extension date. In addition, the term of these agreements will automatically extend for two years following a Change-in-Control (as defined in the CIC Agreements). The CIC Agreements provide our executive officers with severance payments and certain benefits in the event of his or her termination by us without Cause (as defined in the CIC Agreements) or by the relevant executive officers for Good Reason (as defined in the CIC Agreements) during the twelve months following a Change-in-Control (as defined in the CIC Agreements). Such payments and benefits include the following:

(i)
a lump sum payment equal to the executive officer’s unpaid accrued base salary, accrued vacation pay and unreimbursed business expenses;
(ii)
a lump sum payment equal to the pro rata portion of the executive officer’s annual target bonus amount for the year in which the termination occurs;
(iii)
a lump sum payment equal to (A) for the CEO, two times the higher of (1) his or her base salary in effect at the termination date and (2) his or her base salary in effect on the date of the Change-in-Control and (B) for all other executive officers, one times the higher of (1) his or her base salary in effect at the termination date and (2) his or her base salary in effect on the date of the Change-in-Control;
(iv)
a lump sum amount equal to (A) for the CEO, two times the higher of (1) his or her annual target bonus for the year in which the termination occurs and (2) the actual annual bonus payments made to the CEO for the year preceding the year in which the termination occurs and (B) for all other executive officers, one times the higher of (1) his or her annual target bonus for the year in which the termination occurs and (2) the actual annual bonus payments made to such executive officer for the year preceding the year in which the termination occurs;
(v)
the immediate vesting of any outstanding cash-based long term incentive awards held by the executive officer, including a lump sum payment for any vested awards (the value of which to be determined after the termination date in accordance with the CIC Agreements);
(vi)
the immediate vesting and lapse of all restrictions on any outstanding stock-based awards held by the executive officer to the extent not already provided for in the related grant agreement(s);
(vii)
equivalent payment for continued medical coverage under our group health plan for the executive officer and the executive officer’s dependents for a period of twenty-four months for the CEO or twelve months for all other executive officers following the termination date in accordance with the terms of the relevant CIC Agreement; and
(viii)
up to $50,000 for the CEO or $25,000 for all other executive officers for reimbursement of amounts paid by the executive officer for reasonable outplacement services from an executive search firm to the extent such expenses are incurred as a direct result of the separation from service and within twenty-four months for the CEO or twelve months for all other executive officers after the termination date.

Under Mr. Fisher’s CIC Agreement in his capacity as Executive Chairman, his potential payments and benefits are the same as those provided to the CEO as set forth above.

Additionally, the CIC Agreements contain certain restrictive covenants to which the executive officers are subject. These include confidentiality, non-disclosure, non-solicitation and non-competition provisions. The term of the non-competition provision applies during the term of the executive officer’s employment through the twenty-four-month period for the CEO and Executive Chairman or twelve-month period for all other executive officers following termination (the Subject Period). Such provision restricts the executive officer from competing with us or any of our subsidiaries or affiliates (including former subsidiaries or affiliates, which is collectively referred to as the Enterprise), by providing employment (other than to the Enterprise), management or consulting services, similar to those provided by the executive officer to the Enterprise with respect to any products or services similar to those offered or under development by the Company or any of its affiliates or subsidiaries anywhere within the Territory (as defined in the CIC Agreements) during the Subject Period.

In addition, we have adopted a severance pay plan for executives that provides guidance for severance pay, continued medical and health benefits, payment of accrued but unused paid time off and an allowance for outplacement services for our executive officers following certain terminations not related to a change-in-control.

Incentive Compensation Recovery Policy

In November 2023, the Company adopted an incentive compensation recovery policy applicable to all executive officers consistent with the requirements of SEC regulations and NYSE listing standards. This policy provides for the recovery, in the event of an accounting restatement, of incentive-based compensation received by current or former executive officers where that compensation was based on erroneously reported financial information. The recovery obligations under this policy are in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company pursuant to applicable provisions of our bonus and equity plans, or any employment agreement, award or other arrangement.

The 2014 LTIP contains a clawback provision that would allow us, in the event that there is a material restatement of our financial results, to (i) cancel part or all of the outstanding portion of any award, whether or not vested, and/or (ii) require a participant to repay an amount, satisfied in cash or in another form of consideration, such as shares of common stock as permitted by applicable law and as acceptable to the Compensation Committee, equal to all or any portion of the value of shares of common stock that have been issued and other payments that have been made to the participant pursuant to any award within the two years preceding the date on which we are required to prepare an accounting restatement, to the extent that such value or payment amount was based on the erroneous data and exceeded the value or amount that would have been paid to the participant under the accounting restatement. The 2014 LTIP also permits us, to the extent required to comply with applicable laws and/or any compensation recovery or clawback policy adopted by us after the date the 2014 LTIP was approved by our stockholders, to unilaterally amend the clawback provision in the 2014 LTIP, with any such amendment binding on all participants.

The Senior Executive Bonus Plan also contains a clawback provision that would allow us to recoup certain compensation and awards paid to our officers in certain circumstances in the event that there is a material restatement of our financial results.

Deductibility of Executive Compensation

Our Compensation Committee reviews and considers the limits of deductibility of executive compensation under Code Section 162(m), which provides that we may not deduct compensation of more than $1 million that is paid to certain individuals. As part of Tax Cuts and Jobs Act that was signed into law on December 22, 2017, the ability to rely on exemptions from the $1 million limitation for certain “qualified performance-based compensation” was eliminated, and the limitation on deductibility was generally expanded to include all named executive officers. While the Compensation Committee recognizes the nondeductibility provisions of Code Section 162(m), the Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in non-deductible compensation expenses.

Stock Ownership Guidelines

Our Board has established, and the Compensation Committee monitors, stock ownership guidelines that require ownership of our stock that is five times base salary for our CEO, three times base salary for our other executive officers and five times the annual retainer for directors, subject to certain achievement timelines. Until the minimal applicable stock ownership threshold is met, the guidelines provide that executive officers and directors should retain 50% of any shares of stock they receive on a net after tax basis. Our executive officers and directors currently comply with the applicable stock ownership guidelines or are within the timeframe to achieve minimum stock ownership thresholds.

Restrictions on Pledges of our Securities and Certain Trading Practices

Among other things, our Insider Trading Policy does not permit any director or associate of the Company, including officers, to engage in short sales or trade in market options or any other kind of derivatives related to Company securities, hold the Company’s securities in a margin account or pledge Company securities as collateral for a loan or engage in hedging or monetization transactions, such as zero-cost collars and forward sale contracts.

Compensation Risk Assessment

Our Compensation Committee has reviewed our compensation policies and practices, including incentive programs, to ensure they do not encourage unreasonable or excessive risk-taking. Based upon this review, the Compensation Committee believes our compensation policies and practices are not reasonably likely to expose us to unreasonable or excessive risk that could have a material adverse effect on us. We believe our practice of providing a significant portion of compensation in the form of long-term equity compensation and using multiple performance measures in our incentive plans serve to balance risk and reward. We also maintain a prohibition on hedging and an incentive compensation recovery policy to mitigate undue risk associated with compensation.

Management Development and Compensation Committee Report

As the Management Development and Compensation Committee of the board of directors of Enova International, Inc., we have reviewed and discussed the foregoing Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Company’s board of directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in this proxy statement.

Daniel R. Feehan, Chair

Gregg A. Kaplan

Mark A. Tebbe

Executive Compensation

Summary Compensation Table – 2025, 2024 and 2023

The following table and footnotes describe the compensation of our NEOs in 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(1)(5)	All Other Compensation ($)(6)	Total ($)
David Fisher	2025	1,030,385	672,849	4,121,406	3,969,397	1,519,815	389,324	11,703,176
Chief Executive Officer (through 12/31/25)	2024	990,962	347,112	3,400,899	3,491,664	1,488,694	327,733	10,047,064
(Principal Executive Officer)	2023	956,651	295,541	4,133,472	3,362,440	820,359	330,483	9,898,946
Steven Cunningham	2025	633,722	276,021	3,945,220	1,172,889	623,472	176,414	6,827,738
Chief Financial Officer (through 12/31/25)	2024	599,759	150,038	990,337	1,016,752	643,484	141,787	3,542,157
(Principal Financial Officer)	2023	581,043	85,973	1,211,195	985,242	383,410	151,575	3,398,438
Kirk Chartier	2025	510,812	177,853	768,783	740,335	401,731	100,476	2,699,990
Chief Strategy Officer	2024	495,934	46,760	692,901	711,389	425,672	87,930	2,460,586
	2023	480,459	22,371	847,417	689,374	253,631	99,955	2,393,207
Sean Rahilly	2025	476,641	155,703	457,972	441,022	351,699	119,489	2,002,526
General Counsel and Chief	2024	450,130	129,175	1,920,149	411,777	362,362	106,258	3,379,851
Compliance Officer	2023	428,696	105,292	412,414	335,453	212,161	113,315	1,607,331

(1)
Portions of the amounts in these columns have been contributed to or deferred under the Enova 401(k) or the Enova NQSP for certain of our NEOs.
(2)
The amounts in this column for 2025 consist of bonuses paid under the Discretionary Bonus Plan portion of the 2025 STI plan, which were earned in fiscal year 2025 and paid in fiscal year 2026.
(3)
The amounts shown in this column reflect RSU awards granted under the 2014 LTIP. The amounts shown in this column represent the aggregate grant date fair value of these awards, as determined in accordance with ASC 718. The amounts in this column were calculated by multiplying the number of RSUs granted by the closing stock price of Enova’s common stock on the last trading day preceding the grant date.
(4)
The amounts shown in this column reflect stock option awards granted under the 2014 LTIP. The amounts shown in this column represent the aggregate grant date fair value, as determined in accordance with ASC 718. The amounts in this column were calculated by multiplying the number of stock options granted by the fair market value based on the Black-Scholes method of valuation based on the assumptions set forth in the stock-based compensation notes to the Company’s consolidated financial statements included in the Company's Annual Reports on Form 10-K.
(5)
The amounts shown in this column for 2025 reflect payments made under the Senior Executive Bonus Plan portion of the 2025 STI plan. See “Compensation Discussion and Analysis—2025 Compensation for Named Executive Officers—Short-Term Incentive Compensation.”
(6)
The amounts shown in this column for 2025 include the following:

Name	Nonqualified Savings Plan Contributions by Enova ($)	SERP Contributions by Enova ($)(a)	Supplemental Health Care and Insurance Benefits ($)(b)	Perquisites, Personal Benefits and Other ($)(c)	Total ($)
Mr. Fisher	88,067	253,977	16,276	31,004	389,324
Mr. Cunningham	37,704	111,049	23,884	3,777	176,414
Mr. Chartier	—	81,704	16,762	2,010	100,476
Mr. Rahilly	21,636	73,314	16,762	7,777	119,489

(a)
Includes contributions made by Enova in 2026 that were earned in 2025.
(b)
The amounts in this column reflect the Company’s costs for supplemental benefit premiums to the extent they exceed costs for standard employee benefits.
(c)
Consists of matching 401(k) contributions paid by the Company for all of the NEOs, parking garage rental fees and spousal medical costs paid by the Company on behalf of Mr. Fisher, professional membership dues paid by the Company on behalf of Mr. Fisher, Mr. Cunningham and Mr. Rahilly, an employee recognition award paid to Mr. Rahilly and tax gross-ups paid by the Company on behalf of

Mr. Fisher, Mr. Cunningham and Mr. Rahilly, respectively. None of the individual amounts exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for the applicable NEO.

Grants of Plan-Based Awards – 2025

The following table provides information about the equity and non-equity plan-based awards made to our NEOs under the 2025 STI plan and 2014 LTIP during 2025.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price	Grant Date Fair Value of Stock and
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)(1)	Underlying Options (#)(1)	Awards ($)(1)	Option Awards ($)(2)
Mr. Fisher	2/5/2025	(3)	580,215	1,160,430	2,668,989	—	—	—	—
	2/5/2025	(4)	—	386,810	—	—	—	—	—
	2/5/2025	(5)	—	—	—	36,492	—	—	4,121,406
	2/5/2025	(6)	—	—	—	—	22,025	112.94	1,015,132
	5/14/2025	(6)	—	—	—	—	24,749	99.22	999,117
	8/6/2025	(6)	—	—	—	—	22,401	103.92	917,993
	11/6/2025	(6)	—	—	—	—	20,793	128.00	1,037,155
Mr. Cunningham	2/5/2025	(3)	238,021	476,042	1,094,895	—	—	—	—
	2/5/2025	(4)	—	158,681	—	—	—	—	—
	2/5/2025	(5)	—	—	—	34,932	—	—	3,945,220
	2/5/2025	(6)	—	—	—	—	6,508	112.94	299,954
	5/14/2025	(6)	—	—	—	—	7,313	99.22	295,226
	8/6/2025	(6)	—	—	—	—	6,619	103.92	271,247
	11/6/2025	(6)	—	—	—	—	6,144	128.00	306,463
Mr. Chartier	2/5/2025	(3)	153,368	306,735	705,491	—	—	—	—
	2/5/2025	(4)	—	102,245	—	—	—	—	—
	2/5/2025	(5)	—	—	—	6,807	—	—	768,783
	2/5/2025	(6)	—	—	—	—	4,108	112.94	189,338
	5/14/2025	(6)	—	—	—	—	4,616	99.22	186,348
	8/6/2025	(6)	—	—	—	—	4,178	103.92	171,214
	11/6/2025	(6)	—	—	—	—	3,878	128.00	193,435
Mr. Rahilly	2/5/2025	(3)	134,267	268,534	617,628	—	—	—	—
	2/5/2025	(4)	—	89,511	—	—	—	—	—
	2/5/2025	(5)	—	—	—	4,055	—	—	457,972
	2/5/2025	(6)	—	—	—	—	2,447	112.94	112,782
	5/14/2025	(6)	—	—	—	—	2,750	99.22	111,018
	8/6/2025	(6)	—	—	—	—	2,489	103.92	101,999
	11/6/2025	(6)	—	—	—	—	2,310	128.00	115,223

(1)
Time-based RSU and stock option awards were made to executives under the 2014 LTIP.
(2)
The amount shown represents the aggregate grant date fair value of RSU and stock option awards that were granted under the 2014 LTIP, as determined in accordance with ASC 718.
(3)
The amounts shown represent potential cash-based payments under our Senior Executive Bonus Plan for 2025 for our NEOs. See “Compensation Discussion and Analysis—2025 Compensation for Named Executive Officers—Short-Term Incentive Compensation” for additional information regarding our Senior Executive Bonus Plan for 2025.
(4)
The amounts shown represent potential cash-based payments payable under the Discretionary Bonus Plan portion of the 2025 STI Plan for our NEOs. The actual amounts paid are disclosed under “Bonus” in the Summary Compensation Table. See “Compensation Discussion and Analysis—2025 Compensation for Named Executive Officers—Short-Term Incentive Compensation” for additional information regarding our Discretionary Bonus Plan for 2025.
(5)
Represent grants of RSUs made during 2025 under the 2014 LTIP. RSUs vest one-quarter on each anniversary of their respective grant dates, subject to continued employment of the participant.

(6)
Represent grants of stock options made during 2025 under the 2014 LTIP. Stock options vest one-third on each anniversary of their respective grant dates, subject to continued employment of the participant. Stock options expire seven years from the date of grant.

Outstanding Equity Awards at 2025 Fiscal Year End

The following table provides information on our NEOs’ holdings of unvested RSUs and stock options as of December 31, 2025. All shares refer to shares of our common stock.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Mr. Fisher
2/12/19 Grant	47,562	—	23.96	2/12/26	—	—
2/11/20 Grant	256,498	—	20.73	2/11/27	—	—
8/3/21 Grant	42,466	—	31.98	8/3/28	—	—
11/4/21 Grant	43,176	—	35.75	11/4/28	—	—
2/8/22 Grant	39,347	—	45.00	2/8/29	18,969	2,981,927
5/10/22 Grant	41,359	—	32.64	5/10/29	—	—
8/2/22 Grant	49,392	—	33.64	8/2/29	—	—
11/3/22 Grant	45,420	—	37.53	11/3/29	—	—
2/8/23 Grant	25,621	12,810	52.41	2/8/30	39,434	6,199,025
5/10/23 Grant	23,649	11,824	42.63	5/10/30	—	—
8/2/23 Grant	19,786	9,893	55.22	8/2/30	—	—
11/2/23 Grant	21,612	10,805	41.49	11/2/30	—	—
2/6/24 Grant	10,162	20,322	54.04	2/6/31	47,199	7,419,683
5/8/24 Grant	8,740	17,479	62.60	5/8/31	—	—
8/7/24 Grant	8,123	16,246	76.47	8/7/31	—	—
11/5/24 Grant	7,200	14,398	89.33	11/5/31	—	—
2/5/25 Grant	—	22,025	112.94	2/5/32	36,492	5,736,542
5/14/25 Grant	—	24,749	99.22	5/14/32	—	—
8/6/25 Grant	—	22,401	103.92	8/6/32	—	—
11/6/25 Grant	—	20,793	128.00	11/6/32	—	—
Mr. Cunningham
2/11/20 Grant	11,436	—	20.73	2/11/27	—	—
8/3/21 Grant	11,087	—	31.98	8/3/28	—	—
11/4/21 Grant	11,272	—	35.75	11/4/28	—	—
2/8/22 Grant	11,580	—	45.00	2/8/29	11,756	1,848,043
5/10/22 Grant	12,172	—	32.64	5/10/29	—	—
8/2/22 Grant	14,537	—	33.64	8/2/29	—	—
11/3/22 Grant	13,367	—	37.53	11/3/29	—	—
2/8/23 Grant	7,508	3,753	52.41	2/8/30	11,554	1,816,289
5/10/23 Grant	6,930	3,464	42.63	5/10/30	—	—
8/2/23 Grant	5,798	2,898	55.22	8/2/30	—	—
11/2/23 Grant	6,333	3,166	41.49	11/2/30	—	—
2/6/24 Grant	2,959	5,918	54.04	2/6/31	13,744	2,160,557
5/8/24 Grant	2,545	5,090	62.60	5/8/31	—	—
8/7/24 Grant	2,366	4,730	76.47	8/7/31	—	—
11/5/24 Grant	2,097	4,192	89.33	11/5/31	—	—
2/5/25 Grant	—	6,508	112.94	2/5/32	34,932	5,491,310
5/14/25 Grant	—	7,313	99.22	5/14/32	—	—
8/6/25 Grant	—	6,619	103.92	8/6/32	—	—
11/6/25 Grant	—	6,144	128.00	11/6/32	—	—

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Mr. Chartier
2/11/20 Grant	40,283	—	20.73	2/11/27	—	—
8/3/21 Grant	9,256	—	31.98	8/3/28	—	—
11/4/21 Grant	9,410	—	35.75	11/4/28	—	—
2/8/22 Grant	8,102	—	45.00	2/8/29	6,993	1,099,300
5/10/22 Grant	8,517	—	32.64	5/10/29	—	—
8/2/22 Grant	10,171	—	33.64	8/2/29	—	—
11/3/22 Grant	9,353	—	37.53	11/3/29	—	—
2/8/23 Grant	5,253	2,626	52.41	2/8/30	8,084	1,270,805
5/10/23 Grant	4,849	2,424	42.63	5/10/30	—	—
8/2/23 Grant	4,057	2,028	55.22	8/2/30	—	—
11/2/23 Grant	4,431	2,215	41.49	11/2/30	—	—
2/6/24 Grant	2,071	4,140	54.04	2/6/31	9,616	1,511,635
5/8/24 Grant	1,781	3,561	62.60	5/8/31	—	—
8/7/24 Grant	1,655	3,310	76.47	8/7/31	—	—
11/5/24 Grant	1,467	2,933	89.33	11/5/31	—	—
2/5/25 Grant	—	4,108	112.94	2/5/32	6,807	1,070,060
5/14/25 Grant	—	4,616	99.22	5/14/32	—	—
8/6/25 Grant	—	4,178	103.92	8/6/32	—	—
11/6/25 Grant	—	3,878	128.00	11/6/32	—	—
Mr. Rahilly
2/11/20 Grant	27,879	—	20.73	2/11/27	—	—
8/3/21 Grant	4,504	—	31.98	8/3/28	—	—
11/4/21 Grant	4,580	—	35.75	11/4/28	—	—
2/8/22 Grant	3,943	—	45.00	2/8/29	1,901	298,837
5/10/22 Grant	4,145	—	32.64	5/10/29	—	—
8/2/22 Grant	4,950	—	33.64	8/2/29	—	—
11/3/22 Grant	4,552	—	37.53	11/3/29	—	—
2/8/23 Grant	2,556	1,278	52.41	2/8/30	3,934	618,425
5/10/23 Grant	2,360	1,179	42.63	5/10/30	—	—
8/2/23 Grant	1,974	987	55.22	8/2/30	—	—
11/2/23 Grant	2,156	1,078	41.49	11/2/30	—	—
2/6/24 Grant	1,199	2,396	54.04	2/6/31	26,648	4,189,066
5/8/24 Grant	1,031	2,061	62.60	5/8/31	—	—
8/7/24 Grant	958	1,916	76.47	8/7/31	—	—
11/5/24 Grant	849	1,698	89.33	11/5/31	—	—
2/5/25 Grant	—	2,447	112.94	2/5/32	4,055	637,446
5/14/25 Grant	—	2,750	99.22	5/14/32	—	—
8/6/25 Grant	—	2,489	103.92	8/6/32	—	—
11/6/25 Grant	—	2,310	128.00	11/6/32	—	—

(1)
Represent grants of stock options made during 2023, 2024 and 2025 under the 2014 LTIP. These stock options vest one-third on each anniversary of their respective grant dates, subject to continued employment by the participant.
(2)
Represent grants of RSUs made during 2022, 2023, 2024 and 2025 under the 2014 LTIP. These RSUs vest one-quarter on each anniversary of their respective grant dates, subject to continued employment by the participant.
(3)
The market value of the unvested RSUs is based on the closing price of the Company’s common stock as of December 31, 2025, which was $157.20.

Option Exercises and Stock Vested – 2025

The following table provides information on the aggregate number of shares acquired in 2025 upon the exercise of stock options and the vesting of time-based RSUs granted under the 2014 LTIP and the value realized, before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting ($)(3)
Mr. Fisher	134,000	13,474,480	111,586	12,842,414
Mr. Cunningham	78,013	6,642,061	37,041	4,261,998
Mr. Chartier	17,000	1,501,950	26,701	3,072,103
Mr. Rahilly	15,278	1,063,807	18,816	2,175,687

(1)
Represents amount realized upon exercise of stock options, based on the difference between the market value of the shares acquired at the time of exercise and the exercise price.
(2)
Includes Enova stock acquired under time-based RSUs granted under the 2014 LTIP that vested on February 6, 2025, February 8, 2025 and February 9, 2025.
(3)
Value reflects the closing price of Enova common stock on the vesting date.

Nonqualified Deferred Compensation

The following table shows compensation deferred by each NEO under the Enova NQSP and the Enova SERP. Additional information about the Enova NQSP and the Enova SERP is included under “Compensation Discussion and Analysis—Retirement and Other Benefits.”

Name	Plan	Executive Contributions in 2025 ($)(1)	Registrant Contributions in 2025 ($)(2)	Aggregate Earnings in 2025 ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at 12/31/2025 ($)(4)(5)
Mr. Fisher	Enova NQSP	150,972	88,067	327,266	—	2,156,048
	Enova SERP	—	253,977	472,999	—	3,791,971
Mr. Cunningham	Enova NQSP	64,635	37,704	79,362	—	571,877
	Enova SERP	—	111,049	88,141	—	946,243
Mr. Chartier	Enova NQSP	—	—	—	—	—
	Enova SERP	—	81,704	145,295	—	1,169,273
Mr. Rahilly	Enova NQSP	37,091	21,636	115,268	—	692,044
	Enova SERP	—	73,314	139,031	—	879,030

(1)
All executive contributions to the Enova NQSP described in this column are included within amounts reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table for 2025.
(2)
All Company contributions to the Enova NQSP and the Enova SERP described in this column are included within the “All Other Compensation” column of the Summary Compensation Table for 2025. The contributions to the Enova SERP specified in this column reflect the contributions that were earned in 2025 and made in February 2026.
(3)
The amounts included in this column, which are not included in the Summary Compensation Table, reflect the rate of return under each NEO’s NQSP and SERP accounts from an array of investment options that may be changed by the participant in each plan at any time and that generally mirror the funds in the Enova 401(k).

The 2025 annual rates of return for the investment options available for all or most of the calendar year ended December 31, 2025 were as follows:

Name of Fund	Rate of Return (%)	Name of Fund	Rate of Return (%)
American Funds EuroPacific Gr R6	29.18	Vanguard Target Retirement 2020 Inv	12.15
ClearBridge Small Cap Growth IS	9.69	Vanguard Target Retirement 2025 Inv	14.60
Cohen & Steers Instl Realty Shares	3.09	Vanguard Target Retirement 2030 Inv	16.24
Fidelity 500 Index Institutional Prem	17.86	Vanguard Target Retirement 2035 Inv	17.54
Fidelity Extended Market Index	11.40	Vanguard Target Retirement 2040 Inv	18.76
Fidelity Large Cap Growth Index	18.53	Vanguard Target Retirement 2045 Inv	19.99
Fidelity Large Cap Value Index	15.89	Vanguard Target Retirement 2050 Inv	21.41
Fidelity Total Bond	7.49	Vanguard Target Retirement 2055 Inv	21.43
Hartford Schroders Emer Markets Equity SDR	40.48	Vanguard Target Retirement 2060 Inv	21.42
JPMorgan Large Cap Growth R6	14.40	Vanguard Target Retirement 2065 Inv	21.43
PIMCO RAE US Instl	19.60	Vanguard Target Retirement Income Inv	11.31
PIMCO RAE US Small Instl	6.29	Vanguard Total Bond Market Index Adm	7.15
Vanguard Federal Money Market Inv	4.22	Vanguard Total Intl Stock Index Admiral	32.18

(4)
Includes the 2025 Enova SERP contributions shown under the “Registrant Contributions in 2025” column that were made in February 2026 for the NEOs that were employed as of December 31, 2025.
(5)
All of our NEOs were fully vested in their Enova NQSP balances and Enova SERP balances at December 31, 2025.

Policies and Practices Related to the Timing of Equity Awards

The Company’s practice is to grant equity awards at regularly scheduled Compensation Committee meetings, the dates of which are typically predetermined approximately two years in advance. Annual grants of RSUs are made at each year’s regularly scheduled February Compensation Committee meeting, which usually occurs approximately one week following the release of our annual earnings results. Grants of stock options for a fiscal year, which are made on a quarterly basis to temper the impact of the Company’s stock price volatility, are approved at each regularly scheduled quarterly Compensation Committee meeting. Accordingly, the timing and terms of option grants are not influenced by material non-public information, nor has the Company timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

During fiscal year 2025, two of the regularly scheduled Compensation Committee meetings at which quarterly grants of stock options were made occurred within a period beginning four business days before and ending one business day after the filing of Forms 8 K that disclosed information regarding quarterly financial results and ordinary course securitization and debt financings. The following table provides information concerning each such award for each of the named executive officers:

Name	Grant date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award

Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information

Mr. Fisher	2/5/25(1)	22,025	112.94	1,015,132	1.6%
	2/5/25(1)	36,492	—	4,121,406	1.6%
	11/6/25(2)	20,793	128.00	1,037,155	-4.0%
Mr. Cunningham	2/5/25(1)	6,508	112.94	299,954	1.6%
	2/5/25(1)	34,932	—	3,945,220	1.6%
	11/6/25(2)	6,144	128.00	306,463	-4.0%
Mr. Chartier	2/5/25(1)	4,108	112.94	189,338	1.6%
	2/5/25(1)	6,807	—	768,783	1.6%
	11/6/25(2)	3,878	128.00	193,435	-4.0%
Mr. Rahilly	2/5/25(1)	2,447	112.94	112,782	1.6%
	2/5/25(1)	4,055	—	457,972	1.6%
	11/6/25(2)	2,310	128.00	115,223	-4.0%

(1)
On February 4, 2025, we filed a Form 8-K announcing that on February 4, 2025, the Company issued a press release to announce its consolidated financial results for the three months ended December 31, 2024.
(2)
On November 5, 2025, we filed a Form 8-K disclosing an offering by OnDeck Asset Securitization IV, LLC, a wholly-owned indirect subsidiary of the Company, of asset-backed notes in a private securitization transaction. The Company's intent to conduct such offering was previously announced on October 30, 2025.

Potential Payments upon Termination or Change-in-Control

We have entered into the CIC Agreements with our executive officers. We have also adopted a severance pay plan for executives that we may follow in the case of an involuntary termination. See “Compensation Discussion and Analysis—Severance Arrangements for Named Executive Officers” for additional information.

Payments Made Upon Resignation, Retirement, Termination, Death or Disability

We have adopted a severance pay plan (the Severance Pay Plan) for executives that provides guidance for severance pay, continued medical and health benefits, payment of accrued but unused paid time off and an allowance for outplacement services for our executive officers following certain terminations not related to a change-in-control. Under our Severance Pay Plan, each of our NEOs is entitled to receive severance pay and benefits if his or her employment is involuntarily terminated due to restructuring, job elimination or other circumstances that Enova determines warrant the provision of severance benefits. Upon termination of employment for any of these reasons, if the executive agrees to a general release of Enova and its affiliates related to employment claims arising from the termination and a promise to comply with confidentiality and non-solicitation provisions, the executive will be entitled to severance pay equal to the number of months of base salary and payable over the period reflected in the table below:

Years of Employment	Executive	CEO
1 but less than 5	9 months	12 months
5 but less than 10	12 months	18 months
10 but less than 15	18 months	24 months
15 or more	24 months	24 months

In addition, each executive is entitled to receive:

•
Continued medical benefits for the shorter of the period set forth in the table above or the period during which the former executive is covered by COBRA, with our continuing to pay the portion of COBRA premiums that exceed the portion of health care premiums that current employees are required to pay (Employer COBRA Premiums) and for the costs of supplemental health care benefits in excess of the amount current executives are required to pay (Employer Supplemental Executive Health Care Premiums); and
•
A lump sum equal to all accrued but unpaid vacation and paid time off.

Payment of other benefits and perquisites will cease on the officer’s termination date.

Regardless of whether an executive’s employment terminates due to retirement, resignation, involuntary termination, death or disability, he or she is entitled to receive amounts earned during his or her term of employment prior to termination. Such amounts include: vested grants under the 2014 LTIP or any previous incentive plan and vested contributions and earnings under the Enova 401(k), the Enova NQSP and the Enova SERP. In addition, if the NEO dies, his or her estate would receive payments under the group life insurance plan.

In all cases Enova has complete discretionary authority to award greater or lesser amounts of severance pay and benefits.

In addition, in the event of an executive’s retirement, death or disability, and subject to meeting certain minimum service and age requirements at the time of retirement under discretionary equity benefit retirement criteria adopted by the Compensation Committee, the Compensation Committee may determine, in its sole discretion (if at all) and at the time of any such separation of service, to approve the accelerated vesting of any unvested RSUs or permit the continued exercisability of any unvested stock options held by such executive as of the date of such executive’s separation from the Company.

Payments made Upon a Change-in-Control

The CIC Agreements with our NEOs specify the payments that they are to receive if they are terminated in connection with or during a specified period following a change-in-control. See “Compensation Discussion and Analysis—Severance Arrangements for Named Executive Officers.”

Executive CIC Agreements.

The CIC Agreement with Mr. Fisher provides that if, within 12 months after a “change-in-control” of Enova, Enova terminates Mr. Fisher’s employment without cause or if Mr. Fisher voluntarily terminates his employment with good reason (including a reduction in his duties or compensation or relocation of place of employment), then Mr. Fisher will be entitled to:

•
earned and unpaid accrued salary;
•
a pro-rated portion of the target annual bonus (or short-term incentive compensation) under the existing bonus (or short-term incentive compensation) plan based on the number of full months employed during the year;

•
a lump sum cash payment equal to all accrued but unpaid vacation and paid time off;
•
a lump sum cash payment equal to two times the higher of the executive’s annual rate of base salary on the date of termination or on the date of change-in-control;
•
a lump sum cash payment equal to two times the greater of (i) the target bonus (or short-term incentive compensation) for the year, or (ii) the actual bonus (or short-term incentive compensation) for the preceding year;
•
immediate vesting of any outstanding unvested cash-based and equity-based long-term incentive awards with the amount paid with respect to (i) cash-based awards to be equal to the greater of (A) the amount calculated under the award agreement based on the higher of the target or the actual achievement of the performance goals or (B) the amount to which the executive would be entitled under the provisions of the award agreement, and (ii) performance-based equity awards to be equal to the maximum amount available under each award;
•
continued medical and health care benefits for 24 months, consisting of Employer COBRA Premiums to be paid over an 18-month period and an amount equal to (i) six times the first monthly Employer COBRA Premium and (ii) 24 times the first monthly Employer Supplemental Executive Health Care Premium, paid in a lump sum; and
•
executive placement services from an executive search/placement firm of up to $50,000.

The CIC Agreement with our other NEOs provide that if, within 12 months after a “change-in-control” of Enova, Enova terminates the NEO’s employment without cause or if the NEO voluntarily terminates his or her employment with good reason (including a reduction in his or her duties or compensation or relocation of place of employment), then the executive will be entitled to:

•
earned and unpaid accrued salary;
•
a pro-rated portion of the target annual bonus (or short-term incentive compensation) under the existing bonus (or short-term incentive compensation) plan based on the number of full months employed during the year;
•
a lump sum cash payment equal to all accrued but unpaid vacation and paid time off;
•
a lump sum cash payment equal to the higher of the executive’s annual rate of base salary on the date of termination or on the date of change-in-control;
•
a lump sum cash payment equal to the greater of (i) the target bonus (or short-term incentive compensation) for the year, or (ii) the actual bonus (or short-term incentive compensation) for the preceding year;
•
immediate vesting of any outstanding unvested cash-based and equity-based long-term incentive awards with the amount paid with respect to (i) cash-based awards to be equal to the greater of (A) the amount calculated under the award agreement based on the higher of the target or the actual achievement of the performance goals or (B) the amount to which the executive would be entitled under the provisions of the award agreement, and (ii) performance-based equity awards to be equal to the maximum amount available under each award;
•
continued medical and health care benefits for 12 months, consisting of Employer COBRA Premiums to be paid over a 12-month period and an amount equal to 12 times the first monthly Employer Supplemental Executive Health Care Premium, paid in a lump sum; and
•
executive placement services from an executive search/placement firm of up to $25,000.

Certain payments under the CIC Agreements will be delayed for six months if required by Section 409A of the Code. In addition, the CIC Agreements provide that a change-in-control is deemed to occur under the circumstances described below under “Change-in-Control Definitions.”

Accelerated Vesting of Awards under the Enova Long-Term Incentive Plan.

The agreements relating to RSUs and stock options granted under the 2014 LTIP provide that the vesting and payment of RSUs and stock options will be accelerated if there is a change-in-control and, within 12 months afterward, Enova terminates the executive’s employment without cause or if the executive voluntarily terminates his or her employment with good reason (including a reduction in his or her duties or compensation or relocation of place of employment).

Accelerated Vesting under the Enova SERP and the Enova NQSP.

The Enova SERP provides that the vesting under the Enova SERP will be accelerated if there is a change-in-control or if the executive’s employment is terminated as a result of his or her job being eliminated. The Enova NQSP provides that the vesting of the unvested portion of Enova’s matching amounts contributed to a NEO’s Enova NQSP account will accelerate in the event of a change-in-control or if the executive’s employment is terminated as a result of death or disability or of his or her job being abolished.

Change-in-Control Definitions.

The CIC Agreement with Mr. Fisher, the CIC Agreements with our other NEOs, the RSU awards and stock option awards granted to our NEOs under the 2014 LTIP, the Enova SERP and the Enova NQSP each provide that a change-in-control is deemed to occur:

•
if any person or group acquires ownership of Enova stock that, together with all other Enova’s stock held by that person or group, constitutes more than 50% of the total voting power or total fair market value of Enova stock;
•
if, during any 12-month period, any person or group acquires ownership of Enova stock with at least 30% of the total voting power;
•
if, during any 12-month period, a majority of the Enova directors at the beginning of such period are replaced, other than in specific circumstances; or
•
if, during any 12-month period, any person or group acquires assets of Enova with an aggregate fair market value of at least 40% of the fair market value of all of Enova’s gross assets immediately prior to such acquisition or acquisitions.

Distribution of Nonqualified Deferred Compensation

Our NEOs are entitled to receive the vested amounts in their accounts under the Enova NQSP and the Enova SERP if their employment with us terminates. The last column in the Nonqualified Deferred Compensation Table reports each NEO’s aggregate balance at December 31, 2025 under each plan. All of our NEOs were fully vested in their Enova SERP balances at December 31, 2025. All of our NEOs who had balances in the Enova NQSP at December 31, 2025 were fully vested. The account balances continue to be credited with increases or decreases reflecting changes in the value of the investments against which the account balances are calculated and to accrue interest income or dividend payments, as applicable, between the termination event and the date distributions are made. Therefore, amounts that the NEO would actually receive would differ from those shown in the Nonqualified Deferred Compensation Table.

Potential Payments

The following tables and disclosures show the potential payments that could have been made to our NEOs, under our contracts, agreements, plans and arrangements, whether written or unwritten, in the event of a change-in-control or termination of employment, assuming such event occurred on December 31, 2025, based on the closing price of our common stock of $157.20 (as reported on the NYSE as of December 31, 2025).

David Fisher

	Retirement, Death or Disability ($)		Involuntary Termination Other than for Cause ($)		Involuntary Termination Other than for Cause/ Voluntary Termination with Good Reason Following a Change-in-Control ($)
Severance	—		2,070,000	(1)	5,741,612	(2)
Short-term incentive compensation	—		—		1,547,240	(3)
Accelerated vesting of Restricted Unit Awards and stock options	—		—		37,542,466	(4)
Continued health benefits	—		80,528	(5)	80,528	(6)
Accrued & unused paid time off	75,635	(7)(8)	75,635	(7)(8)	75,635	(7)(8)
Outplacement benefits	—		—		50,000
Total	75,635		2,226,163		45,037,481

(1)
Includes 24 months’ base salary payable over a 24-month period following termination that would be payable under the terms of our Severance Pay Plan.
(2)
This amount is (a) two times Mr. Fisher’s base salary as of December 31, 2025 and (b) two times his actual annual bonus payment under the annual bonus plans in which he participated in the prior year that would be payable under the terms of the CIC Agreement with Mr. Fisher. To be paid as a lump sum cash payment.
(3)
This amount is the target award under the 2025 STI plan that would be payable under the terms of the CIC Agreement with Mr. Fisher.
(4)
This is the intrinsic value as of December 31, 2025 of (a) 18,969 RSUs granted to Mr. Fisher during 2022, (b) 39,464 RSUs granted to Mr. Fisher during 2023, (c) 47,199 RSUs granted to Mr. Fisher during 2024, (d) 36,492 RSUs granted to Mr. Fisher during 2025, (e) 45,332 stock options granted to Mr. Fisher during 2023, (f) 68,445 stock options granted to Mr. Fisher during 2024 and (g) 89,968 stock options granted to Mr. Fisher during 2025, all of which were granted under the 2014 LTIP and were unvested as of December 31, 2025.
(5)
Consists of Employer COBRA Premiums to be paid over a 24-month period and Employer Supplemental Executive Health Care Premiums to be paid over a 24-month period.
(6)
Consists of Employer COBRA Premiums to be paid over an 18-month period and an amount equal to (i) six times the first monthly Employer COBRA Premium and (ii) 24 times the first monthly Employer Supplemental Executive Health Care Premium, paid in a lump sum cash payment.
(7)
Calculated based on Mr. Fisher’s salary at December 31, 2025.
(8)
Under certain circumstances, Illinois, the state where Mr. Fisher is employed, requires payment of accrued and unused vacation.

Steven Cunningham

	Retirement, Death or Disability ($)		Involuntary Termination Other than for Cause ($)		Involuntary Termination Other than for Cause/ Voluntary Termination with Good Reason Following a Change-in-Control ($)
Severance	—		637,888	(1)	1,431,410	(2)
Short-term incentive compensation	—		—		634,722	(3)
Accelerated vesting of Restricted Unit Awards and stock options	—		—		15,770,718	(4)
Continued health benefits	—		40,921	(5)	40,921	(6)
Accrued & unused paid time off	3,680	(7)(8)	3,680	(7)(8)	3,680	(7)(8)
Outplacement benefits	—		—		25,000
Total	3,680		682,489		17,906,451

(1)
Includes twelve months’ base salary payable over a twelve-month period following termination that would be payable under the terms of our Severance Pay Plan.
(2)
This amount is (a) Mr. Cunningham’s base salary as of December 31, 2025 and (b) his actual annual bonus payment under the annual bonus plans in which he participated in the prior year that would be payable under the terms of the CIC Agreement. To be paid as a lump sum cash payment.
(3)
This amount is the target award under the 2025 STI plan that would be payable under the terms of the CIC Agreement with Mr. Cunningham.
(4)
This is the intrinsic value as of December 31, 2025 of (a) 11,756 RSUs granted to Mr. Cunningham during 2022, (b) 11,554 RSUs granted to Mr. Cunningham during 2023, (c) 13,744 RSUs granted to Mr. Cunningham during 2024, (d) 34,932 RSUs granted to Mr. Cunningham during 2025, (e) 13,281 stock options granted to Mr. Cunningham during 2023, (f) 19,930 stock options granted to Mr. Cunningham during 2024 and (g) 26,584 stock options granted to Mr. Cunningham during 2025, all of which were granted under the 2014 LTIP and were unvested as of December 31, 2025.
(5)
Consists of Employer COBRA Premiums to be paid over a twelve-month period and Employer Supplemental Executive Health Care Premiums to be paid over a twelve-month period.
(6)
Consists of Employer COBRA Premiums to be paid over a twelve-month period and Employer Supplemental Executive Health Care Premiums to be paid over a twelve-month period.
(7)
Calculated based on Mr. Cunningham’s salary at December 31, 2025.
(8)
Under certain circumstances, Illinois, the state where Mr. Cunningham is employed, requires payment of accrued and unused vacation.

Kirk Chartier

	Retirement, Death or Disability ($)		Involuntary Termination Other than for Cause ($)		Involuntary Termination Other than for Cause/ Voluntary Termination with Good Reason Following a Change-in-Control ($)
Severance	—		768,801	(1)	984,966	(2)
Short-term incentive compensation	—		—		408,980	(3)
Accelerated vesting of Restricted Unit Awards and stock options	—		—		7,983,340	(4)
Continued health benefits	—		61,125	(5)	40,750	(6)
Accrued & unused paid time off	29,569	(7)(8)	29,569	(7)(8)	29,569	(7)(8)
Outplacement benefits	—		—		25,000
Total	29,569		859,495		9,472,605

(1)
Includes 18 months’ base salary payable over an 18-month period following termination that would be payable under the terms of our Severance Pay Plan.
(2)
This amount is (a) Mr. Chartier’s base salary as of December 31, 2025 and (b) his actual annual bonus payment under the annual bonus plans in which he participated in the prior year that would be payable under the terms of the CIC Agreement. To be paid as a lump sum cash payment.
(3)
This amount is the target award under the 2025 STI plan that would be payable under the terms of the CIC Agreement with Mr. Chartier.
(4)
This is the intrinsic value as of December 31, 2025 of (a) 6,993 RSUs granted to Mr. Chartier during 2022, (b) 8,084 RSUs granted to Mr. Chartier during 2023, (c) 9,616 RSUs granted to Mr. Chartier during 2024, (d) 6,807 RSUs granted to Mr. Chartier during 2025, (e) 9,293 stock options granted to Mr. Chartier during 2023, (f) 13,944 stock options granted to Mr. Chartier during 2024 and (g) 16,780 stock options granted to Mr. Chartier during 2025, all of which were granted under the 2014 LTIP and were unvested as of December 31, 2025.
(5)
Consists of Employer COBRA Premiums to be paid over an 18-month period and Employer Supplemental Executive Health Care Premiums to be paid over an 18-month period.
(6)
Consists of Employer COBRA Premiums to be paid over a twelve-month period and Employer Supplemental Executive Health Care Premiums to be paid over a twelve-month period.
(7)
Calculated based on Mr. Chartier’s salary at December 31, 2025.
(8)
Under certain circumstances, Illinois, the state where Mr. Chartier is employed, requires payment of accrued and unused vacation.

Sean Rahilly

	Retirement, Death or Disability ($)		Involuntary Termination Other than for Cause ($)		Involuntary Termination Other than for Cause/ Voluntary Termination with Good Reason Following a Change-in-Control ($)
Severance	—		719,661	(1)	971,311	(2)
Short-term incentive compensation	—		—		358,045	(3)
Accelerated vesting of Restricted Unit Awards and stock options	—		—		7,418,042	(4)
Continued health benefits	—		61,125	(5)	40,750	(6)
Accrued & unused paid time off	38,751	(7)(8)	38,751	(7)(8)	38,751	(7)(8)
Outplacement benefits	—		—		25,000
Total	38,751		819,537		8,851,899

(1)
Includes 18 months’ base salary payable over an 18-month period following termination that would be payable under the terms of our Severance Pay Plan.
(2)
This amount is (a) Mr. Rahilly’s base salary as of December 31, 2025 and (b) his actual annual bonus payment under the annual bonus plans in which he participated in the prior year that would be payable under the terms of the CIC Agreement. To be paid as a lump sum cash payment.
(3)
This amount is the target award under the 2025 STI plan that would be payable under the terms of the CIC Agreement with Mr. Rahilly.
(4)
This is the intrinsic value as of December 31, 2025 of (a) 1,901 RSUs granted to Mr. Rahilly during 2022, (b) 3,934 RSUs granted to Mr. Rahilly during 2023, (c) 26,648 RSUs granted to Mr. Rahilly during 2024, (d) 4,055 RSUs granted to Mr. Rahilly during 2025, (e) 4,522 stock options granted to Mr. Rahilly during 2023, (f) 8,071 stock options granted to Mr. Rahilly during 2024 and (g) 9,996 stock options granted to Mr. Rahilly during 2025, all of which were granted under the 2014 LTIP and were unvested as of December 31, 2025.
(5)
Consists of Employer COBRA Premiums to be paid over an 18-month period and Employer Supplemental Executive Health Care Premiums to be paid over an 18-month period.
(6)
Consists of Employer COBRA Premiums to be paid over a twelve-month period and Employer Supplemental Executive Health Care Premiums to be paid over a twelve-month period.
(7)
Calculated based on Mr. Rahilly’s salary at December 31, 2025.
(8)
Under certain circumstances, Illinois, the state where Mr. Rahilly is employed, requires payment of accrued and unused vacation.

Pay versus Performance

Pursuant to a mandate of the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act, during 2022 the SEC adopted rules requiring public companies to provide specified disclosures regarding the relationship between the compensation paid to their named executive officers and financial performance.

Pay versus Performance Table

The following table and accompanying information present the compensation reported in the Summary Compensation Table (SCT) and the compensation actually paid (CAP), as determined in accordance with SEC rules, for our principal executive officer (PEO) and, on average, for our other named executive officers (the Non-PEO

NEOs) and certain measures of our financial performance for each of the years shown (dollars in thousands, except per share and total shareholder return (TSR) data):

			Average Summary	Average Summary	Value of Initial Fixed $100 Investment Based On			Company Selected Measure
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)	Compensation Table Total for Non-PEO NEOs (1)	Compensation Actually Paid to Non-PEO NEOs (1)(3)	Total Shareholder Return	Peer Group Total Shareholder Return (4)	Company Net Income	Adjusted EPS (5)
2025	$11,703	$32,890	$3,843	$9,171	$635	$150	$308,289	$12.96
2024	$10,047	$27,221	$3,128	$7,200	$387	$137	$209,448	$9.15
2023	$9,899	$18,796	$2,466	$4,429	$223	$115	$175,121	$6.85
2022	$9,302	$8,003	$2,968	$2,625	$155	$110	$207,424	$6.81
2021	$10,687	$16,846	$2,622	$3,871	$165	$127	$256,295	$7.57

(1)
Mr. Fisher was the PEO, and Mr. Chartier, Mr. Cunningham and Mr. Rahilly comprised the Non-PEO NEOs, for each of the years shown.
(2)
The table below shows the adjustments made to the compensation in the SCT for the PEO to derive CAP to the PEO for 2025. The dollar amounts reported for CAP do not reflect the actual amount of compensation earned by or paid to our PEO during 2025, and the Compensation Committee did not consider CAP in making any executive compensation decisions with respect to our PEO:

Year	Summary Compensation Table Total for PEO	(A) Less: Stock Awards & Option Awards in SCT	(B) Add: YE FV of current year grants	(C) Add: YoY inc (dec) in FV for EOY awards granted in PYs	(D) Add: Vest date FV of awards vested and granted in CY	(E) Add: Inc (dec) of Vest date FV of PY awards vested in CY vs PY FV	Compensation Actually Paid to PEO
2025	$11,703	$(8,091)	$12,690	$12,538	$—	$4,050	$32,890

(3)
The table below shows the adjustments made to the average SCT compensation for the Non-PEO NEOs to derive average CAP to the Non-PEO NEOs for 2025. The dollar amounts reported for average CAP do not reflect the actual amount of compensation earned by or paid to our Non-PEO NEOs during 2025, and the Compensation Committee did not consider CAP in making any executive compensation decisions with respect to our Non-PEO NEOs:

Year	Average Summary Compensation Table Total for Non-PEO NEOs	(A) Less: Stock Awards & Option Awards in SCT	(B) Add: YE FV of current year grants	(C) Add: YoY inc (dec) in FV for EOY awards granted in PYs	(D) Add: Vest date FV of awards vested and granted in CY	(E) Add: Inc (dec) of Vest date FV of PY awards vested in CY vs PY FV	Average Compensation Actually Paid to Non-PEO NEOs
2025	$3,843	$(2,509)	$3,774	$3,152	$—	$911	$9,171

(4)
The Company used the S&P Small Cap 600 Financials index as an industry-based index for peer group comparison to the Company’s TSR, which the Company also uses in its stock performance graph included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(5)
Adjusted EPS is a non-GAAP financial measure used as the Company Selected Measure for compensation decisions. Management believes that Adjusted EPS is a meaningful and useful measure in understanding the activities and business metrics of the Company's operations and reflects an additional way of viewing our business that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its business. See “Compensation Discussion and Analysis—2025 Compensation for Named Executive Officers—Short-Term Incentive Compensation” for additional information, including a reconciliation of 2025 diluted earnings per share, calculated in accordance with GAAP, to 2025 Adjusted EPS.

List of Most Important Financial Performance Measures

As required by SEC rules, the following performance measures are those that, in the Company's assessment, represent the most important financial measures used by the Company to link compensation “actually paid” to the Company’s PEO and Non-PEO NEOs to Company performance for 2025:

•
Adjusted EPS
•
Revenue
•
Adjusted EBITDA

Comparison of CAP to Measures of Financial Performance

The graph below compares PEO CAP and the average Non-PEO NEOs CAP against Company TSR and the peer group TSR for the five fiscal years ended December 31, 2025:

Compensation Actually Paid vs. Total Shareholder Return
Compensation (millions)
Total Shareholder Return
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$-
$700
$600
$500
$400
$300
$200
$100
$-
2021
2022
2023
2024
2025
$16.8
$8.0
$18.8
$27.2
$32.9
$3.9
$2.6
$4.4
$7.2
$9.2
$165
$155
$223
$387
$635
$127
$110
$115
$137
$150
PEO Compensation Actually Paid
Average Non-PEO Compensation Actually Paid
Company TSR
Peer Group TSR

The graph below compares PEO CAP and the average Non-PEO NEOs CAP against net income for the five fiscal years ended December 31, 2025:

Compensation Actually Paid vs. Net Income
Compensation (millions)
Net Income (millions)
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$-
$350
$300
$250
$200
$150
$100
$50
$-
$256
$207
$175
$209
$308
$16.8
$3.9
$8.0
$2.6
$18.8
$4.4
$27.2
$7.2
$32.9
$9.2
2021
2022
2023
2024
2025
PEO Compensation Actually Paid
Average Non-PEO Compensation Actually Paid
Net Income

The graph below compares PEO CAP and the average Non-PEO NEOs CAP against Adjusted EPS (the Company Selected Measure) for the five fiscal years ended December 31, 2025:

Compensation Actually Paid vs. Adjusted EPS
Compensation (millions)
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$-
Adjusted EPS
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
2021
2022
2023
2024
2025
$16.8
$3.9
$8.0
$2.6
$18.8
$4.4
$27.2
$7.2
$32.9
$9.2
$7.57
$6.81
$6.85
$9.15
$12.96
PEO Compensation Actually Paid
Average Non-PEO Compensation Actually Paid
Adjusted EPS

CEO Pay Ratio

Pursuant to rules adopted by the SEC, we are required to disclose the ratio of the annual total compensation of our chief executive officer to a median employee’s annual total compensation.

For 2025, we continued to exclude international employees from our determination of the median employee, as they represented less than 5% of the total employee population of 1,836. As of December 31, 2025, the employee population after the exclusion of 19 employees located in Brazil and 22 employees located in Mexico was 1,795 employees.

From this employee population, we determined the median employee by comparing taxable W-2 wages. We annualized salaries for those employees on leave of absence or who did not work the full calendar year. We then calculated the median employee’s total annual compensation in the same manner that was used in the Summary Compensation Table for our named executive officers, including our CEO, by considering base salary, bonuses and 401(k) employer matching contributions.

Based on this methodology, for 2025, the total annual compensation was $11,703,176 for our CEO and $85,212 for our median employee, a contact center section manager, resulting in a ratio of CEO pay to our median employee pay of 137 to 1.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Audit Committee Report

The Audit Committee (the Committee) oversees our accounting and financial reporting process on behalf of the Board. The Committee is composed of four independent directors (as defined by the NYSE Listing Rules), met five times in 2025 and operates under a written charter adopted by the Board in November 2016 (and amended in October 2023 and October 2025), which is available on the Committee Charters page of our website at ir.enova.com. As provided in the Charter, the Committee’s responsibilities include overseeing the quality and integrity of our financial reporting, including our systems of disclosure controls and procedures and internal controls, the qualifications and independence of our external auditors and the performance of our internal audit function and independent registered public accounting firm, and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the year ended December 31, 2025 with management, including a discussion of the quality and the acceptability of our financial reporting and controls as of and for the year ended December 31, 2025.

The Committee reviewed with the independent registered public accounting firm, Deloitte & Touche LLP (Deloitte), which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality and acceptability of our financial reporting, the effectiveness of the Company’s internal control and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Committee has discussed with the independent registered public accounting firm its independence from the Company and its management, including matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board. The Committee has also considered whether the provision by the independent registered public accounting firm of non-audit professional services is compatible with maintaining its independence.

The Committee also discussed with our internal audit team and our independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets periodically with our internal audit team and our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Committee also meets in executive session separately with the internal audit team, our independent registered public accounting firm and Company management at least annually.

In reliance on the reviews and the discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC. The Committee also reappointed our independent registered public accounting firm for our 2026 fiscal year.

Ellen Carnahan, Chairman

Lindsay Y. Corby

William M. Goodyear

Mark P. McGowan

Audit and Non-Audit Fees

The following fees were billed for professional audit services and other services rendered to Enova by Deloitte for the fiscal years ended December 31, 2025 and 2024:

	2025	2024
Audit fees(1)	$2,033,000	$1,978,000
Audit-related fees(2)	180,000	185,000
Tax fees	—	—
All other fees	—	—
Total	$2,213,000	$2,163,000

(1)
Audit fees consist of fees billed for professional services rendered for the audit of Enova’s consolidated financial statements included in Enova’s Annual Report and for the review of the financial statements included in Enova’s Quarterly Reports on Form 10-Q, as well as services that generally only Enova’s independent registered public accounting firm can reasonably provide, including services rendered in connection with SEC filings.
(2)
Audit-related fees in 2025 consisted of services provided in connection with our securitization facilities.

Our Audit Committee must pre-approve all auditing services and permitted non-audit services that the independent registered public accounting firm is to perform for us (except for items exempt from pre-approval requirements under applicable laws and rules). Our Audit Committee periodically monitors the services rendered by, and actual fees paid to, the independent registered public accounting firm to ensure that the services provided are within the parameters that have been approved. The Audit Committee has delegated to the Chair of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular audit committee meetings. If the Chair of the Audit Committee so approves any such engagements, the Chair of the Audit Committee will report that approval to the full Audit Committee at the next Audit Committee meeting. Our Audit Committee approved all of the audit and non-audit services and related fees for 2025 in accordance with the policy set forth above.

The Audit Committee determined that the level of Deloitte’s fees for providing audit-related services is compatible with maintaining Deloitte’s independence.

Certain Relationships and Related Transactions

Procedures for Approval of Related Person Transactions

Our written related person transaction policy governs the review of any transaction, or series of transactions, with us (or any subsidiaries) involving amounts greater than or equal to $60,000 in which a director, director nominee, executive officer, 5% stockholder, members of their immediate families, or any entity of which any such person or any member of their immediate family is an officer, director, partner, principal or 5% stockholder (each, a “related person”) has a direct or indirect material interest. The policy does not cover transactions, or series of transactions, that involve (i) compensation arrangements of any executive officer, if such arrangements have been approved by the Board or one of its committees, (ii) less than $60,000, (iii) rates or charges that are determined by competitive bids, (iv) the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, or (v) services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services. The policy also does not cover transactions, or series of transactions, that arise solely from the ownership of a class of our equity securities if all holders of that class of our equity securities received the same benefit on a pro rata basis.

The Nominating and Corporate Governance Committee, or another committee of the Board comprised of at least three independent directors who are not involved in the transaction, must approve, ratify or refer to the full Board related person transactions involving amounts from $60,000 to $120,000. For transactions involving amounts greater than $120,000, the Nominating and Corporate Governance Committee, or such other committee that has reviewed the transaction, will make a recommendation to the full Board concerning such related person transaction and the full Board will then ratify, approve or disapprove of such transaction. A director may not participate in the review or approval of any transaction involving himself or herself or any of his or her affiliates or family members. In addition, if stockholder approval is required under the NYSE rules, our certificate of incorporation or applicable law for any related person transaction, our related person transaction policy requires us to seek stockholder approval for such transaction.

If it is impractical or undesirable to wait until a committee or Board meeting to consummate a related person transaction involving amounts from $60,000 to $120,000, the Nominating and Corporate Governance Committee chair may review and approve the transaction pursuant to the criteria set forth in the related person transaction policy. Another Nominating and Corporate Governance Committee member may review and approve the transaction if the chair is unavailable or if he or she, a family member or an affiliate of his or hers is a party to the transaction. Such approval will be reported to the Board at its next regularly scheduled meeting.

Since January 1, 2025, there have been no transactions to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our then directors, executive officers or holders of more than 5% of our common stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

PROPOSAL 2 ADVISORY PROPOSAL ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act and in accordance with SEC rules, we are asking stockholders to approve, on a non-binding advisory basis, the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.

This advisory vote is not intended to address any specific element of executive compensation, but is instead intended to address the overall compensation of our NEOs as disclosed in this proxy statement.

Executive compensation is an important issue for our stockholders. As described in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee is responsible for establishing and implementing our executive compensation philosophy and practices. The Compensation Committee has adopted an executive compensation program that supports our near- and long-term strategic objectives by attracting and retaining high caliber executives tasked with achieving continuous improvement in our operating results and motivating executives to achieve high levels of performance without excessive risk taking. Our Compensation Committee believes our executive officers should be compensated competitively consistent with our strategy, sound corporate governance principles, our particular circumstances and stockholders’ interests.

We urge you to read the Compensation Discussion and Analysis and the Summary Compensation Table and related compensation tables and narrative included in this proxy statement, which provide detailed information on our compensation philosophy, policies and practices and the compensation of our NEOs.

Effect of the Proposal

This advisory resolution, commonly referred to as a say-on-pay resolution, is not binding on us, the Board or the Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any NEO and will not overrule any decisions previously made by the Board or the Compensation Committee. However, because we highly value the opinions of our stockholders, our Board and Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions.

In keeping with the preference expressed by our stockholders at the 2022 annual meeting of stockholders, we will continue to hold the say-on-pay vote annually through our 2028 annual meeting, at which time our stockholders will next have the opportunity to indicate their preference on the frequency of holding the say-on-pay vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Deloitte & Touche LLP has confirmed to the Audit Committee that they are independent accountants with respect to us.

Our Board is submitting the Audit Committee’s appointment of our independent auditor for ratification by our stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Effect of the Proposal

Although stockholder ratification is not required, if stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, the Audit Committee will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3

Other Matters

Our Board does not intend to bring any other business before the Annual Meeting and is not aware that anyone else intends to do so. If any other business comes before the Annual Meeting, it is the intention of the persons named as proxies in the enclosed form of proxy to vote in accordance with their best judgment.

ENOVA INTERNATIONAL, INC. 175 WEST JACKSON BLVD. CHICAGO, ILLINOIS 60604

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 12, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 12, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your signed and dated proxy card by 11:59 P.M. Eastern Time on May 12, 2026 in order to be counted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89532-P41758 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ENOVA INTERNATIONAL, INC.
The Board of Directors of Enova International, Inc. (the “Company”) recommends a vote FOR all director nominees listed below and FOR proposals 2 and 3. All matters are proposed by the Company.
1.	Election of Directors (term expires 2027)
	Nominees		For	Withhold	Abstain				For	Withhold	Abstain
	1a. Ellen Carnahan		☐	☐	☐		1h. Gregg A. Kaplan		☐	☐	☐
	1b. Lindsay Y. Corby		☐	☐	☐		1i. Mark P. McGowan		☐	☐	☐
	1c. Steven E. Cunningham		☐	☐	☐		1j. Linda Johnson Rice		☐	☐	☐
	1d. Daniel R. Feehan		☐	☐	☐		1k. Mark A. Tebbe		☐	☐	☐
	1e. David Fisher		☐	☐	☐				For	Against	Abstain
	1f. William M. Goodyear		☐	☐	☐	2.	A non-binding advisory vote to approve the compensation paid to the Company’s named executive officers.		☐	☐	☐
	1g. James A. Gray		☐	☐	☐	3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026.		☐	☐	☐
			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐		NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

	Signature [PLEASE SIGN WITHIN BOX]	Date					Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on May 13, 2026:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V89533-P41758

ENOVA INTERNATIONAL, INC. PROXY ANNUAL MEETING OF STOCKHOLDERS, MAY 13, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned hereby appoints Steven Cunningham and Sean Rahilly, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Enova International, Inc., standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Enova International, Inc., to be held at 175 West Jackson Blvd., Chicago, Illinois 60604 on the 22nd Floor, Jackson 2 Meeting Room, on May 13, 2026 at 9:00 a.m., Central Time, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof.

 The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders of Enova International, Inc. and the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3, AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be marked, dated and signed on the other side)